As filed with the Securities and Exchange Commission on December 10, 2025

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RAYONIER INC.,

RAYONIER, L.P.,

and

RAYONIER TRS HOLDINGS INC.

The co-registrant is identified in “Additional Registrant” below.

(Exact name of Registrants as specified in charter)

North Carolina Delaware Delaware	13-2607329 91-1313292 20-0392883
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1 Rayonier Way

Wildlight, FL 32097

(904) 357-9100

(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

Mark R. Bridwell

Senior Vice President, General Counsel and Corporate Secretary

1 Rayonier Way

Wildlight, FL 32097

(904) 357-9100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Joel T. May

Jones Day

1221 Peachtree Street, N.E., Suite 400

Atlanta, GA 30361

(404) 581-8967

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐ Rayonier Inc. ☐ Rayonier, L.P.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑ Rayonier Inc. ☑ Rayonier, L.P.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ Rayonier Inc. ☐ Rayonier, L.P.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ Rayonier Inc. ☐ Rayonier, L.P.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑ Rayonier Inc. ☑ Rayonier, L.P.

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐ Rayonier Inc. ☐ Rayonier, L.P.

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Rayonier Inc.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

Rayonier, L.P.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐ Rayonier Inc. ☐ Rayonier, L.P.

ADDITIONAL REGISTRANT

The following indirect subsidiary of Rayonier Inc. may be a guarantor of debt securities offered by Rayonier Inc., Rayonier, L.P. or Rayonier TRS Holdings Inc. and is a Co-Registrant:

Exact Name of Registrant as Specified in its Charter(1)	State of Incorporation or Organization	I.R.S. Employer Identification Number
Rayonier Operating Company LLC	Delaware	27-2793120

(1)	The address of the co-registrant is 1 Rayonier Way, Wildlight, FL 32097.

PROSPECTUS

RAYONIER INC.

DEBT SECURITIES

GUARANTEES

COMMON SHARES

SUBSCRIPTION RIGHTS

PREFERRED SHARES

WARRANTS

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

RAYONIER, L.P.

DEBT SECURITIES

GUARANTEES

WARRANTS

RAYONIER TRS HOLDINGS INC.

DEBT SECURITIES

GUARANTEES

WARRANTS

By this prospectus, Rayonier Inc. may offer its debt securities, guarantees, common shares, subscription rights, preferred shares, warrants, stock purchase contracts and stock purchase units and each of Rayonier, L.P. and Rayonier TRS Holdings Inc. may offer their debt securities, guarantees, and warrants. Additionally, any or all of the direct or indirect subsidiaries of Rayonier Inc. named herein, including Rayonier, L.P. and Rayonier TRS Holdings Inc., may guarantee any debt securities offered by Rayonier Inc., Rayonier, L.P. or Rayonier TRS Holdings Inc. When referenced in their capacity as guarantors, we refer to Rayonier Inc. and each of its direct and indirect subsidiaries herein as “guarantors.”

This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities.

Rayonier Inc.’s common shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “RYN.” On December 9, 2025, the closing price of Rayonier Inc.’s common shares on the NYSE was $21.51 per common share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or quotation system.

INVESTING IN ANY OF THE SECURITIES INVOLVES RISK. YOU SHOULD CAREFULLY CONSIDER EACH OF THE FACTORS DESCRIBED UNDER “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS, AS WELL AS THE RISKS CONTAINED OR DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND THE DOCUMENTS INCORPORATED HEREIN OR THEREIN BY REFERENCE BEFORE YOU MAKE AN INVESTMENT IN ANY OF THE SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 10, 2025.

-i-

Unless otherwise indicated or unless the context requires otherwise, as used in this prospectus and in any accompanying prospectus supplement, references to “we,” “us,” “our,” “the Company” and other similar references are to Rayonier Inc. and all of its subsidiaries (including each of the guarantors) on a consolidated basis. References to “Rayonier” are to Rayonier Inc., references to the “Operating Partnership” are to Rayonier, L.P., and references to “TRS Holdings” are to Rayonier TRS Holdings Inc.

ABOUT THIS PROSPECTUS

This prospectus forms part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, Rayonier, the Operating Partnership and TRS Holdings may from time to time sell any combination of the securities described in this prospectus in one or more offerings, and any such securities that are debt securities may be guaranteed by Rayonier, the Operating Partnership, TRS Holdings, Rayonier Operating Company LLC or any other guarantor identified in any post-effective amendment to the registration statement of which this prospectus forms a part.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the securities. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information and Incorporation by Reference” below. This prospectus may not be used to make sales of other securities unless accompanied by a prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

Rayonier and the Operating Partnership file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public via the Internet at the SEC’s website at http://www.sec.gov. TRS Holdings does not currently file separate reports, proxy statements or other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), although the company may elect or may be required to do so in the future. You are encouraged to visit the SEC’s website to view any future SEC filings that these companies might make.

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement that we filed with the SEC. You may refer to the registration statement for more information about us and the securities that we may offer. The registration statement is available through the SEC’s website.

The SEC allows us to “incorporate by reference” the information we file, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make (other than information in such documents that is deemed not to be filed) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we terminate this offering:

•

the combined Annual Report on Form 10-K of Rayonier and the Operating Partnership for the fiscal year ended December 31, 2024 (the “Form 10-K”) (including the portions of Rayonier’s Definitive Proxy Statement for the 2025 Annual Meeting of Shareholders, filed with the SEC on April 2, 2025 and incorporated by reference therein), filed with the SEC on February 21, 2025.

•

the combined Quarterly Report on Form 10-Q of Rayonier and the Operating Partnership for the quarters ended March  31, 2025, June  30, 2025 and September 30, 2025, filed with the SEC on May 2, 2025, August 8, 2025 and November 7, 2025, respectively.

•

the combined Current Reports on Form 8-K of Rayonier and the Operating Partnership filed with the SEC on March  10, 2025 (Item 1.01 only), June  30, 2025, August  20, 2025, October  14, 2025, November 21, 2025 and December 10, 2025 (including Item 7.01 and related exhibits in Item 9.01).

•	the Current Report on Form 8-K of Rayonier filed with the SEC on May 15, 2025.

•

the description of Rayonier’s common shares set forth in its Registration Statement on Form 8-A/A, filed with the SEC on February 4, 1994, as updated by Exhibit 4.4 to the Form 10-K, and any amendment or report filed for the purpose of updating such description.

We make available free of charge on or through our website, www.rayonier.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements and amendments to those reports and statements filed or furnished pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Any other documents available on our website are not incorporated by reference into this prospectus.

Alternatively, you may request a copy of these filings at no cost by writing or telephoning us at the following address or telephone number:

Investor Relations Department

Rayonier Inc.

1 Rayonier Way

Wildlight, FL 32097

(904) 357-9100

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with additional or different information. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of those documents. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus (including the documents incorporated by reference) and in any applicable prospectus supplement regarding anticipated financial outcomes, including Rayonier’s earnings guidance, if any, business and market conditions, outlook, expected dividend rate, acquisition and disposition activity, including the ability to realize the intended benefits of our proposed merger with PotlatchDeltic and the risk that we may fail to complete the proposed merger on the terms contemplated or at all, expected harvest schedules, timberland acquisitions and dispositions, the anticipated benefits of Rayonier’s business strategies, including the recent sale of the entities holding Rayonier’s interest in the New Zealand joint venture and the anticipated use of proceeds from such sale, and other similar statements relating to Rayonier’s future events, developments, or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “project,” “anticipate” and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking.

Our forward looking statements are based on management’s current expectations and assumptions regarding our business and performance, the economy and other future conditions and forecasts of future events, circumstances and results. As with any projection or forecast, they are inherently susceptible to uncertainty and changes in circumstances. While management believes that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements.

The following important factors, together with those identified in the “Risk Factors” section of any prospectus supplement or the documents we incorporate by reference, among others, could cause actual results to differ materially from those expressed in forward-looking statements that may have been made in this prospectus, any prospectus supplement and the documents we incorporate by reference:

•	the cyclical and competitive nature of the industries in which we operate;

•	fluctuations in demand for, or supply of, our forest products and real estate offerings, including any further downturn in the housing market;

•	entry of new competitors into our markets;

•	changes in global economic conditions and geopolitical tensions, including the war in Ukraine, the ongoing tensions in the Middle East, and the adverse impact of macroeconomic inflation;

•	business disruptions arising from public health crises and outbreaks of communicable diseases;

•	the uncertainties of potential impacts of climate-related initiatives;

•	the cost and availability of third-party logging and trucking services;

•	the geographic concentration of a significant portion of our timberland;

•	our ability to identify, finance and complete timberland acquisitions and/or to complete dispositions;

•

changes in environmental laws and regulations regarding timber harvesting, delineation of wetlands, endangered species and development of real estate generally, that may restrict or adversely impact our ability to conduct our business, or increase the cost of doing so;

•	adverse weather conditions, natural disasters and other catastrophic events such as hurricanes, wind storms and wildfires;

•

the lengthy, uncertain and costly process associated with the ownership, entitlement and development of real estate, especially in Florida and Washington, including changes in law, policy and political factors beyond our control;

•	the availability and cost of financing for real estate development and mortgage loans;

•	changes in tariffs, taxes or treaties relating to the import and export of our products, our customers’ products or those of our and our customers’ competitors;

•	our ability to estimate, and the accuracy of our estimates regarding, timber inventories and growth rates;

•	changes in key management and personnel;

•	our reliance on information technology in our operations, which is subject to interruption or security failure; and

•

our ability to meet all necessary legal requirements to continue to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, and changes in tax laws that could adversely affect beneficial tax treatment.

The above description of risks and uncertainties is not all-inclusive but is designed to highlight what we believe are important factors to consider. For additional factors that could impact future results, please see “Risk Factors” herein and similar discussions in our other SEC filings, including, without limitation, the Form 10-K, the first quarter Form 10-Q, the second quarter Form 10-Q, the third quarter Form 10-Q and other subsequent reports we file with the SEC.

Forward-looking statements are only as of the date they are made, and we undertake no duty to update forward-looking statements except as required by law. You are advised, however, to review any subsequent disclosures we make on related subjects in its subsequent reports filed with the SEC.

All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

RAYONIER AND THE OPERATING PARTNERSHIP

Our Company

We are a leading timberland REIT with assets located in some of the most productive softwood timber growing regions in the United States. We invest in timberlands and actively manage them to provide current income and attractive long-term returns to our shareholders.

Rayonier elected to be taxed as a REIT for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2004. Rayonier conducts its business through an umbrella partnership REIT structure in which its assets are owned by the Operating Partnership and its subsidiaries. Rayonier manages the Operating Partnership as its sole general partner. Rayonier is the sole general partner of the Operating Partnership, and, as of September 30, 2025, Rayonier owned a 98.9% interest in the Operating Partnership, with the remaining 1.1% interest owned by limited partners of the Operating Partnership. Rayonier and the Operating Partnership are operated as one business.

As of September 30, 2025, we owned, leased or managed approximately 2.0 million acres of timberlands located in the U.S. South (1.72 million acres) and U.S. Pacific Northwest (307,000 acres). We have an added focus to maximize the value of our land portfolio by pursuing higher and better use (“HBU”) land sale opportunities.

We originated as the Rainier Pulp & Paper Company founded in Shelton, Washington in 1926. On June 27, 2014, Rayonier completed the tax-free spin-off of its Performance Fibers manufacturing business from its timberland and real estate operations, thereby becoming a “pure-play” timberland REIT. On May 8, 2020, we acquired Pope Resources, a Delaware Limited Partnership.

Under our REIT structure, we are generally not required to pay U.S. federal income taxes on our earnings from timber harvest operations and other REIT-qualifying activities contingent upon meeting applicable distribution, income, asset, shareholder and other tests. As of December 31, 2024 and as of the date of the filing of this prospectus, we believe we are in compliance with all REIT tests.

Our shares are publicly traded on the NYSE under the symbol “RYN.” We are a North Carolina corporation with executive offices located at 1 Rayonier Way, Wildlight, Florida 32097. Our telephone number is (904) 357-9100. Our website address is www.rayonier.com. The information contained on our website is not part of this prospectus unless it is otherwise filed with the SEC.

Recent Developments

On October 13, 2025, Rayonier entered into an Agreement and Plan of Merger (the “Merger Agreement”) with PotlatchDeltic, and Redwood Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Rayonier. The Merger Agreement provides for the combination of Rayonier and PotlatchDeltic in an all-stock merger-of-equals transaction upon the terms and subject to the conditions set forth in the Merger Agreement. The combined company will operate under a new name to be announced prior to the closing, with its common shares trading on the NYSE. The transaction is expected to close in late first quarter or early second quarter of 2026 and is subject to the satisfaction of customary closing conditions, including receipt of required regulatory approvals and the approval of both Rayonier’s shareholders and PotlatchDeltic’s shareholders.

RISK FACTORS

Before deciding whether to invest in any securities, in addition to the other information included or incorporated by reference in this prospectus and any applicable prospectus supplement, you should carefully consider the risk factors under the heading “Part I—Item 1A. Risk Factors” in the Form 10-K, which is incorporated herein by reference. These risk factors may be amended, supplemented or superseded from time to time by:

•	risk factors contained in periodic reports or other information that we file with the SEC, which will be subsequently incorporated herein by reference;

•	any prospectus supplement accompanying this prospectus; and

•	a post-effective amendment to the registration statement of which this prospectus forms a part.

In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. See “Forward-Looking Statements” and “Where You Can Find More Information and Incorporation by Reference.”

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered by this prospectus and any prospectus supplement for our general corporate purposes, which may include repayment of indebtedness, the financing of capital expenditures, future acquisitions, share repurchases and additions to our working capital.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of any debt securities and the extent, if any, to which such general provisions will not apply to such debt securities will be described in the prospectus supplement relating to such debt securities.

The debt securities will be issued from time to time in series under a senior debt indenture or a subordinated debt indenture with a trustee. The statements set forth below are brief summaries of certain provisions contained in the indentures, which summaries do not purport to be complete and are qualified in their entirety by reference to the indentures, forms of which are exhibits to the registration statement of which this prospectus is a part. Terms used herein that are otherwise not defined shall have the meanings given to them in the indentures. Such defined terms are incorporated herein by reference.

In this section, references to “the issuer,” “we,” “our” and “us” refer either to Rayonier, the Operating Partnership or TRS Holdings, as the case may be, as the issuer of the applicable series of debt securities and not to any subsidiaries unless the context requires otherwise. Also, in this section, references to “holders” mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Global Securities.”

Debt Securities May Be Senior or Subordinated

Rayonier, the Operating Partnership and TRS Holdings may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of

Rayonier, the Operating Partnership, TRS Holdings or any of their respective subsidiaries. Accordingly, by owning a debt security, you will be an unsecured creditor of Rayonier, the Operating Partnership or TRS Holdings, as the case may be.

No principal, shareholder, member, officer, director, trustee or employee of Rayonier, the Operating Partnership or TRS Holdings will have any obligation for payment of debt securities or for any of each others’ obligations, covenants or agreements contained in the debt securities or applicable indenture. By accepting the debt securities, you waive and release all liability of this kind. This waiver and release are part of the consideration for the issuance of debt securities and will not apply to the liability of Rayonier, the Operating Partnership or TRS Holdings solely in its capacity of guarantor of any series of debt securities to the extent of any such guarantee.

Any senior debt securities of Rayonier, the Operating Partnership and TRS Holdings will be issued under the applicable senior debt indenture, as described below, and will rank equally with all of the issuer’s other senior unsecured and unsubordinated debt.

The subordinated debt securities of Rayonier, the Operating Partnership and TRS Holdings will be issued under the applicable subordinated debt indenture, as described below, and will be subordinate in right of payment to all of the issuer’s “senior indebtedness,” as defined in the applicable subordinated debt indenture. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. As of September 30, 2025, $1.1 billion (excluding current maturities, unamortized discounts and deferred financing costs) of Rayonier’s and its subsidiaries total indebtedness constituted senior indebtedness. None of the indentures limit the issuer’s ability to incur additional senior indebtedness, unless otherwise described in the prospectus supplement relating to any series of debt securities.

When we refer to “senior debt securities” in this prospectus, we mean the senior debt securities of Rayonier, the Operating Partnership or TRS Holdings, unless the context requires otherwise. When we refer to “subordinated debt securities” in this prospectus, we mean the subordinated debt securities of Rayonier, the Operating Partnership or TRS Holdings, unless the context requires otherwise. When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities, unless the context requires otherwise.

The Senior Debt Indenture and the Subordinated Debt Indenture of Rayonier

The senior debt securities and the subordinated debt securities of Rayonier will each be governed by a document called an indenture—the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture will be a contract between Rayonier, as the issuer of the debt securities, the applicable guarantors of the debt securities, if any, and the trustee named in the indenture. The forms of indentures governing the debt securities of Rayonier are substantially identical, except for the provisions relating to subordination, which are included only in the forms of subordinated debt indenture.

Any or all of the guarantors, including the Operating Partnership, TRS Holdings, Rayonier Operating Company LLC or any other guarantor identified in any post-effective amendment to the registration statement of which this prospectus forms a part, may, under each indenture, guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of principal of, and interest on, one or more series or debt securities of Rayonier. See “Description of Guarantees” below for more information. If such debt securities are so guaranteed, the existence and terms of such guarantee will be set forth in the prospectus supplement for such debt securities.

The trustee under an indenture has two main roles:

•

First, the trustee, including The Bank of New York Mellon Trust Company, N.A. (“BNY Mellon”) in the case of the existing Operating Partnership senior debt indenture (as defined below), can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe below under “Events of Default, Remedies and Notice.”

•	Second, the trustee performs administrative duties for us, such as sending interest payments and notices.

When we refer to the indenture, the guarantor or the trustee with respect to any debt securities of Rayonier, we mean the indenture under which those debt securities are issued, the guarantor of those debt securities, if applicable, and the trustee under that indenture.

The Senior Debt Indenture and the Subordinated Debt Indenture of the Operating Partnership

The senior debt securities and the subordinated debt securities of the Operating Partnership will each be governed by a senior debt indenture, in the case of the senior debt securities, and a subordinated debt indenture, in the case of the subordinated debt securities. Each indenture will be a contract between the Operating Partnership, as the issuer of the debt securities, the applicable guarantors of the debt securities, if any, and the trustee named in the indenture. The Operating Partnership, Rayonier, as parent guarantor, and TRS Holdings and Rayonier Operating Company LLC, as guarantors, have entered into a senior debt indenture, dated as of September 9, 2020, which we refer to as the “existing Operating Partnership senior debt indenture”, with BNY Mellon, as trustee, a copy of which is filed as an exhibit to this registration statement. The existing Operating Partnership senior debt indenture and the other forms of indentures governing the debt securities of the Operating Partnership are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.

Any or all of the guarantors, including Rayonier, TRS Holdings, Rayonier Operating Company LLC or any other guarantor identified in any post-effective amendment to the registration statement of which this prospectus forms a part, may, under each indenture, guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of principal of, and interest on, one or more series of debt securities of the Operating Partnership. See “Description of Guarantees” below for more information. If such debt securities are so guaranteed, the existence and terms of such guarantee will be set forth in the prospectus supplement for such debt securities.

When we refer to the indenture, the guarantor or the trustee with respect to any debt securities of the Operating Partnership, we mean the indenture under which those debt securities are issued, the guarantor of those debt securities, if applicable, and the trustee under that indenture.

The Senior Debt Indenture and the Subordinated Debt Indenture of TRS Holdings

The senior debt securities and the subordinated debt securities of TRS Holdings will each be governed by a senior debt indenture, in the case of the senior debt securities, and a subordinated debt indenture, in the case of the subordinated debt securities. Each indenture will be a contract between TRS Holdings, as the issuer of the debt securities, the applicable guarantors of the debt securities, if any, and the trustee named in the indenture. The forms of indentures governing the debt securities of TRS Holdings are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.

Any or all of the guarantors, including Rayonier, the Operating Partnership, Rayonier Operating Company LLC or any other guarantor identified in any post-effective amendment to the registration statement of which this prospectus forms a part, may, under each indenture, guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of principal of, and interest on, one or more series or debt securities of

TRS Holdings. See “Description of Guarantees” below for more information. If such debt securities are so guaranteed, the existence and terms of such guarantee will be set forth in the prospectus supplement for such debt securities.

When we refer to the indenture, the guarantor or the trustee with respect to any debt securities of TRS Holdings, we mean the indenture under which those debt securities are issued, the guarantor of those debt securities, if applicable, and the trustee under that indenture.

We May Issue Many Series of Debt Securities

We may issue as many distinct series of debt securities under a debt indenture as we wish. When we refer to a series of debt securities, we mean a series issued under the applicable indenture. This section of the prospectus summarizes terms of the securities that apply generally to all series. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of a series, including any additional terms of any guarantee, if applicable, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

Amounts That We May Issue

None of the indentures will limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. In addition, the indentures and the debt securities will not limit Rayonier’s, the Operating Partnership’s or TRS Holdings’ ability to incur other indebtedness or to issue other securities, unless otherwise described in the prospectus supplement relating to any series of debt securities. Also, none of Rayonier, the Operating Partnership or TRS Holdings is subject to financial or similar restrictions by the terms of the debt securities, unless otherwise described in the prospectus supplement relating to any series of debt securities.

Principal Amount, Stated Maturity and Maturity

The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding for certain determinations under the indenture.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due and payable. The principal may become due and payable sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment.

When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Original Issue Discount Debt Securities

A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal amount may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. The U.S. federal income tax consequences of owning an original issue discount debt security may be described in the applicable prospectus supplement.

Information in the Prospectus Supplement

A prospectus supplement will describe the specific terms of a particular series of debt securities, which will include some or all of the following:

•	whether the issuer of the debt securities is Rayonier, the Operating Partnership, or TRS Holdings;

•	whether they will be guaranteed by any of the guarantors;

•	the form and title of the debt securities;

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whether they are senior debt securities or subordinated debt securities and, if they are subordinated debt securities, any changes in the subordination provisions described in this prospectus applicable to those subordinated debt securities;

•	the total principal amount of the debt securities;

•	the date or dates on which the debt securities may be issued;

•	the dates on which the principal and premium, if any, of the debt securities will be payable;

•	the interest rate which the debt securities will bear, or the method of determining such rate, and the interest payment dates for the debt securities;

•	any right we may have to defer payments of interest by extending the dates payments are due and whether interest on these deferred amounts will be payable;

•	the price at which we originally issue the debt securities, expressed as a percentage of the principal amount, and the original issue date;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	the currency and denominations in which the debt securities will be issuable, if other than a currency and denominations of US$1,000 and any integral multiple of US$1,000;

•	any changes to or additional Events of Default (as described below in “Events of Defaults, Remedies and Notices”) or covenants;

•	the terms, if any, upon which the debt securities may be convertible into or exchanged for stock, other debt securities or other securities;

•	any additional covenants (see “Other Covenants” below);

•	a discussion of the material U.S. federal income tax considerations applicable to the debt securities; and

•	any other terms of the debt securities or any applicable guarantee.

Redemption and Repayment

Unless otherwise indicated in the applicable prospectus supplement, a debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repurchase or repay the debt securities. In addition, we will not be entitled to redeem a debt security before its stated maturity unless the prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy a debt security from you before its stated maturity unless your prospectus supplement specifies one or more repayment dates.

If your applicable prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of the debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If we redeem less than all the debt securities of any series, we will, at least 10 and not more than 60 days before the redemption date set by us or any shorter period that is satisfactory to the trustee, notify the holders of the redemption date, of the principal amount of debt securities to be redeemed and, if applicable, of the term of the debt securities to be redeemed. The trustee will select from the outstanding securities of the series the particular debt securities to be redeemed. This procedure will not apply to any redemption of a single debt security.

If your prospectus supplement specifies a redemption commencement date, the debt security will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem the debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which the debt security is redeemed.

If your prospectus supplement specifies a repayment date, the debt security will be repayable at the holder’s option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

If we exercise an option to redeem any debt security, we will give to the holder written notice of the principal amount of the debt security to be redeemed not less than 10 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in “Events of Default, Remedies and Notices.”

If a debt security represented by a global debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise. Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the applicable subordinated debt indenture may prohibit the issuer of the subordinated debt securities from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the applicable subordinated debt indenture or in the provisions of the applicable debt securities, to all of the issuer’s senior debt, as defined in the applicable subordinated debt indenture, including all debt securities the issuer has issued and will issue under the senior debt indenture.

The subordinated debt indenture provides that, until the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

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upon any payment or distribution of the assets of the issuer or guarantors thereof to creditors, upon a liquidation or a dissolution of the issuer or guarantors in a bankruptcy, reorganization, insolvency, receivership or similar proceeding; or

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in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or if any default with respect to any senior debt of the issuer has occurred and is continuing, such that the maturity of the senior debt is accelerated, unless the default has been cured or waived and any related acceleration has been rescinded.

If a distribution is made to holders of subordinated debt that because of the indenture’s subordination provisions should not have been made to them, the holders thereof shall pay it over to the holders of senior debt as their interests arise. If the trustee under the subordinated debt indenture mistakenly pays or distributes to holders of subordinated debt any money or assets to which any holders of senior debt shall be entitled by virtue of the subordination provisions or otherwise, the trustee shall not be liable to the holders of the senior debt.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

Covenants

The following covenants apply to Rayonier, the Operating Partnership or TRS Holdings, as applicable, with respect to the debt securities of each series it issues unless otherwise specified in the applicable prospectus supplement.

Consolidation, Merger, Sale or Conveyance of Assets

Each of Rayonier, the Operating Partnership and TRS Holdings is generally permitted to merge or consolidate with another entity. Each of Rayonier, the Operating Partnership and TRS Holdings is also permitted to sell substantially all of its assets to another entity. With regard to any series of debt securities, however, unless otherwise indicated in the applicable prospectus supplement, the issuer of the debt securities, whether Rayonier, the Operating Partnership or TRS Holdings, as the case may be, may not take any of these actions unless all the following conditions are met:

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If the successor entity in the transaction is not the issuer, the successor entity must be a corporation, partnership, trust or limited liability company organized under the laws of the United States, any state in the United States or the District of Columbia and must expressly assume the obligations of the issuer under the debt securities of that series and the indenture with respect to that series.

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Immediately after giving effect to the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us a default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “Events of Default, Remedies and Notice.”

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If the successor entity in the transaction is not the issuer, each guarantor, unless it has become the successor entity, shall confirm that its guarantee shall continue to apply to the debt securities of that series.

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The issuer and the guarantor, if applicable, have delivered to the trustee an officers’ certificate and opinion of counsel, each stating that the transaction complies in all respects with the indenture.

Notwithstanding the foregoing, this covenant shall not prohibit a merger or consolidation with, or transfer of all or substantially all assets to, an entity which at the time of such merger, consolidation or transfer is wholly owned.

If the conditions described above are satisfied with respect to the debt securities of any series, Rayonier, the Operating Partnership or TRS Holdings, as the case may be, as issuer of those debt securities, will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell its assets. Also, these conditions will apply only if the issuer of those debt securities wishes to merge or consolidate with another entity or sell its assets substantially as an entirety to another entity. The issuer of those debt securities will not need to satisfy these conditions if it enters into other types of transactions, including any transaction in which the issuer acquires the stock or assets of another entity, any transaction that involves a change of control of the issuer but in which the issuer does not merge or consolidate and any transaction in which the issuer sells less than substantially all of its assets.

Any limitation applicable to the ability of any of the guarantors, including Rayonier, the Operating Partnership or TRS Holdings, as the case may be, in its capacity as guarantor of debt securities of any series of Rayonier, the Operating Partnership or TRS Holdings to participate in any of the actions described above will be set forth in the supplemental indenture for such series of debt securities.

Reports

So long as any debt securities are outstanding, Rayonier, the Operating Partnership or TRS Holdings, as the issuer of such debt securities, as applicable, will file with the trustee, within 15 days after they are required to be filed with the SEC, copies of the annual reports and of the information, documents and other reports which Rayonier, such issuer or any guarantor of such debt securities is required to file with the SEC pursuant to the Exchange Act. Notwithstanding the foregoing, in the event that any direct or indirect parent of Rayonier, the Operating Partnership or TRS Holdings is or becomes a guarantor of any series of debt securities, the financial statements, information and other documents required to be provided as described above with respect to such series of debt securities may be those of such parent of such company, subject to any requirements of Rule 3-10 of Regulation S-X of the Securities Act of 1933, as amended (the “Securities Act”).

Other Covenants

A series of debt securities may contain additional financial and other covenants applicable to us and our subsidiaries. The applicable prospectus supplement will contain a description of any such covenants that are added to the indenture specifically for the benefit of holders of a particular series of debt securities.

Events of Default, Remedies and Notice

Events of Default

Unless otherwise indicated in an accompanying prospectus supplement, each of the following events will be an “Event of Default” under the indenture with respect to a series of debt securities:

•	default in any payment of interest on any debt securities of that series when due that continues for 30 days;

•	default in the payment of principal of or premium, if any, on any debt securities of that series when due at its stated maturity, upon redemption, upon required repurchase or otherwise;

•	default in the payment of any sinking fund payment, if any, on any debt securities of that series when due;

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failure to comply for 60 days (or 180 days in the case of a Reporting Failure as defined below) after notice with the other agreements contained in the indenture, any supplement to the indenture or any board resolution authorizing the issuance of that series;

•	our bankruptcy, insolvency or reorganization; or

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if any series of debt securities is entitled to the benefits of a guarantee by any of the guarantors, the guarantee by any of the guarantors ceases to be in full force and effect with respect to debt securities of that series (except as otherwise provided by the indenture) or is declared null and void in a judicial proceeding, or any of the guarantors denies or disaffirms its obligations under the indenture or the guarantee.

“Reporting Failure” means Rayonier’s failure to file with the trustee, within 15 days after Rayonier is required to file the same with the SEC within the time periods specified in the Exchange Act or in the relevant forms thereunder (after giving effect to any grace period specified under Rule 12b-25 under the Exchange Act), the annual reports, information, documents or other reports which Rayonier may be required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act.

Exercise of Remedies

An Event of Default for a particular series of debt securities will not necessarily constitute an Event of Default for any other series of debt securities that may be outstanding under the indenture. If an Event of Default occurs with respect to a series of debt securities, other than an Event of Default described in the fifth bullet point above, and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the entire principal of, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. If an Event of Default described in the fifth bullet point above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all outstanding debt securities of all series will become immediately due and payable without any declaration of acceleration or other act on the part of the trustee or any holders.

A default under the fourth bullet point above will not constitute an Event of Default with respect to a series of debt securities until the trustee or the holders of 25% in principal amount of the outstanding debt securities of that series notify us of the default and such default is not cured within 60 days (or 180 days in the case of a Reporting Failure) after receipt of notice.

The holders of a majority in principal amount of the outstanding debt securities of a series may rescind any declaration of acceleration by the trustee or the holders with respect to the debt securities of that series, but only if:

•	rescinding the declaration of acceleration would not conflict with any judgment or decree of a court of competent jurisdiction; and

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all existing Events of Default with respect to that series have been cured or waived, other than the nonpayment of principal, premium or interest on the debt securities of that series that have become due solely by the declaration of acceleration.

The trustee will be under no obligation, except as otherwise provided in the indenture, to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable indemnity or security against any costs, liability or expense that may be incurred in exercising such rights or powers. No holder of debt securities of any series may pursue any remedy with respect to the indenture or the debt securities of that series, unless:

•	such holder has previously given the trustee notice that an Event of Default with respect to that series is continuing;

•	holders of at least 25% in principal amount of the outstanding debt securities of that series have requested the trustee to pursue the remedy;

•	such holders have offered the trustee reasonable indemnity or security against any cost, liability or expense to be incurred in pursuit of the remedy;

•	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity or security;

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the holders of a majority in principal amount of the outstanding debt securities of that series have not given the trustee a direction that is inconsistent with such request within such 60-day period; and

•	this provision does not, however, affect the right of a holder to sue for enforcement of any overdue payment respecting its own debt securities.

The holders of a majority in principal amount of the outstanding debt securities of each series have the right, subject to certain restrictions, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any right or power conferred on the trustee with respect to that series of debt securities. The trustee, however, may refuse to follow any direction that:

•	may not lawfully be taken;

•	is inconsistent with any provision of the indenture;

•	the trustee determines would involve the trustee in personal liability; or

•	the trustee determines is unduly prejudicial to the rights of any holder of such debt securities not taking part in such direction.

Notice of Default

We are required to deliver to the trustee, on or before January 31 in each year, a certificate as to the Company’s compliance with all conditions and covenants under the indenture.

We are required to deliver to the trustee, as soon as possible and in any event within five days after we become aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an officers’ certificate setting forth the details of such Event of Default or default and the action which we propose to take with respect thereto.

If a Default with respect to the debt securities of a particular series occurs and is continuing and is known to the trustee within the meaning of the applicable indenture, the trustee must mail to each holder of debt securities of that series a notice of the Default within 90 days after the Default occurs. Except in the case of a Default in the payment of principal, premium, if any, or interest with respect to the debt securities of any series, the trustee may withhold such notice if and so long as the board of directors, the executive committee or a committee of directors or responsible officers of the trustee in good faith determines that withholding such notice is in the interests of the holders of debt securities of that series.

Amendments and Waivers

We may amend the indenture without the consent of any holder of debt securities to:

•	cure any ambiguity, defect or inconsistency;

•	make any change in respect of any other series of debt securities issued under the indenture that is not applicable to such series;

•	provide for the assumption by a successor of our obligations under the indenture;

•	secure the debt securities or add guarantees of debt securities;

•	add covenants for the protection of the holders or surrender any right or power conferred upon us;

•	make any change that does not adversely affect the rights of any holder;

•	add or appoint a successor or separate trustee;

•	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); or

•	establish the form or terms of debt securities of any series to be issued under the indenture.

In addition, we may amend the indenture with the consent of either (i) the holders of a majority in principal amount of the debt securities at the time outstanding of that series or (ii) the holders of a majority in principal amount of all outstanding debt securities of each series that would be affected. We may not, however, without the consent of each holder of any outstanding debt securities that would be affected, amend the indenture to:

•	reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

•	reduce the rate of or extend the time for payment of interest on any debt securities;

•	reduce the principal of or extend the stated maturity of any debt securities;

•	impair the right of any holder to receive payment of premium, if any, principal or interest with respect to such holder’s debt securities on or after the applicable due date;

•	reduce any premium payable upon the redemption of any debt security or change the time at which any debt security may or shall be redeemed;

•	make any debt security payable in currency other than the U.S. Dollar;

•	impair the right of any holder to institute suit for the enforcement of any payment with respect to such holder’s debt securities;

•	make any change to an amendment provision which requires each holder’s consent;

•	make any change in the waiver provisions; or

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modify or affect in any adverse manner the terms and conditions of the obligations of any of the guarantors in respect of its guarantee, if any, of the due and punctual payment of principal of, or any premium or interest on, or any sinking fund or additional amounts with respect to any guaranteed debt security of Rayonier, the Operating Partnership, or TRS Holdings as the case may be.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to all holders of debt securities of an affected series a notice briefly describing the amendment. The failure to give, or any defect in, such notice, however, will not impair or affect the validity of the amendment.

The holders of a majority in principal amount of the outstanding debt securities of each affected series may, on behalf of all holders of debt securities of that series, waive any past Default or Event of Default with respect to that series, except one in respect of:

•	the payment of principal of, premium, if any, or interest on any debt securities of that series; or

•	a provision of the indenture that cannot be amended without the consent of the holder of each outstanding debt security affected.

Neither Rayonier, the Operating Partnership nor TRS Holdings may amend the subordinated debt indenture governing the subordinated debt securities it has issued to alter the subordination of any outstanding subordinated debt securities it has issued without the written consent of each holder of senior debt then outstanding who would be adversely affected. In addition, neither Rayonier, the Operating Partnership nor TRS Holdings may modify the subordination provisions of the subordinated debt indenture governing the subordinated debt securities it has issued in a manner that would adversely affect in any material respect the outstanding subordinated debt securities it has issued of any one or more series, without the consent of the holders of a majority in aggregate principal amount of all affected series, voting together as one class.

Defeasance and Discharge

At any time, we may terminate all our obligations under the indenture as they relate to a particular series of debt securities, which we call a “legal defeasance.” If we decide to make a legal defeasance, however, we may not terminate some of our obligations under the indenture, including our obligations:

•	relating to the defeasance trust, including the rights of holders to receive payments from the trust;

•	to register the transfer or exchange of the debt securities of that series;

•	to replace mutilated, destroyed, lost or stolen debt securities of that series; or

•	to maintain a registrar and paying agent in respect of the debt securities of that series.

At any time we may also effect a “covenant defeasance,” which means we have elected to terminate our obligations under or the operation of:

•	some of the covenants applicable to a series of debt securities, including any covenant that is added specifically for such series and is described in a prospectus supplement; and

•	any Event of Default that is added specifically for such series and described in a prospectus supplement.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the defeased series of debt securities may not be accelerated because of an Event of Default with respect to that series. If we exercise our covenant defeasance option, payment of the defeased series of debt securities may not be accelerated because of an Event of Default that is added specifically for such series and described in a prospectus supplement.

In order to exercise either defeasance option, we must:

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irrevocably deposit in trust with the trustee money or U.S. government obligations for the payment of principal, premium, if any, and interest on the series of debt securities to redemption or stated maturity, as the case may be;

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comply with certain other conditions, including that no Default with respect to that series has occurred and is continuing after the deposit in trust (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any lien securing such borrowings); and

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deliver to the trustee an opinion of counsel to the effect that holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service (“IRS”) or other change in applicable U.S. federal income tax law.

In the event of any legal defeasance, holders of the debt securities of the defeased series would be entitled to look only to the trust fund for payment of principal of, premium, if any, and interest on their debt securities through maturity.

Although the amount of money and U.S. government obligations on deposit with the trustee would be intended to be sufficient to pay amounts due on the debt securities of a defeased series at the time of their stated maturity, if we exercise our covenant defeasance option for the debt securities of any series and the debt securities are declared due and payable because of the occurrence of an Event of Default, such amount may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such Event of Default. We would remain liable for such payments, however. In addition, we may discharge all our obligations under the indenture with respect to debt securities of a particular series, other than our obligation to register the transfer of and exchange such debt securities, provided that we either:

•	deliver all outstanding debt securities of such series to the trustee for cancellation; or

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all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are called for redemption within one year, and in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.

Global Securities

We may issue any debt securities in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. We may issue the global securities in either temporary or permanent form. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

Once a global security is issued, the depositary will credit on its book-entry system the respective principal amounts of the individual debt securities represented by that global security to the accounts of institutions that have accounts with the depositary. These institutions are known as participants.

The underwriters for the debt securities will designate the accounts to be credited. However, if we have offered or sold the securities either directly or through agents, we or the agents will designate the appropriate accounts to be credited.

Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary’s participants or persons that may hold through participants. The laws of some states require that certain purchasers of debt securities take physical delivery of securities. Those laws may limit the market for beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security:

•	will not be entitled to have debt securities represented by global securities registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities in definitive form; and

•	will not be considered owners or holders of these debt securities under the indenture.

Payments of principal of, and any premium and interest on, the individual debt securities registered in the name of the depositary or its nominee will be made to the depositary or its nominee as the registered owner of that global security.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a global security, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests and each of us and the trustee may act or refrain from acting without liability on any information provided by the depositary. Neither we nor the trustee shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the indenture or under applicable law with respect to any transfer of any interest in any global security (including any transfers between or among depositary participants, members or beneficial owners in any global security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the indenture, and to examine the same to determine substantial compliance as to form with the express requirements thereof.

We expect that the depositary, after receiving any payment of principal of, and any premium and interest on, a global security, will immediately credit the accounts of the participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in a global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security will be governed by standing customer instructions and customary practices, as is now the case with debt securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like tenor in authorized denominations only if:

•	the depositary notifies us that it is unwilling or unable to continue as the depositary and a successor depositary is not appointed by us within 120 days;

•	we deliver to the trustee for securities of such series in registered form a company order stating that the debt securities of such series shall be exchangeable; or

•	an Event of Default has occurred and is continuing with respect to debt securities of such series.

Unless and until a global security is exchanged in whole or in part for debt securities in definitive certificated form, it may not be transferred or exchanged except as a whole by the depositary.

The Trustee

The prospectus supplement relating to any series of debt securities will identify the trustee, which in the case of the existing Operating Partnership senior debt indenture is BNY Mellon.

The indenture limits the right of the trustee, if it becomes our creditor, to obtain payment of claims in some cases or to realize for its own account on property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in some other transactions. However, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred under the indenture and is continuing, it must eliminate the conflict or resign as trustee.

If an Event of Default occurs and is continuing, the trustee is required to exercise such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of debt securities unless they have offered to the trustee reasonable security and indemnity against the costs and liabilities that it may incur.

The trustee may be a depositary for funds of, may make loans to and may perform other routine banking services for us and our affiliates in the normal course of business.

Governing Law

The existing Operating Partnership senior debt indenture is and the debt securities and the guarantees thereunder and any form of senior debt indenture or subordinated debt indenture and the debt securities and the guarantees thereunder will be governed by the laws of the State of New York.

Under the existing Operating Partnership senior debt indenture and any form of indenture, the issuer, the guarantors, the trustee and the holders of the debt securities irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the applicable indenture, the debt securities or the transactions contemplated thereby.

DESCRIPTION OF GUARANTEES

Rayonier may guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities, and all other amounts due and payable under the applicable indenture and the debt securities, of the Operating Partnership or TRS Holdings, as applicable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of the Operating Partnership or TRS Holdings to punctually pay any principal, premium or interest on any guaranteed debt security or any amount due and payable under the applicable indenture or debt security, Rayonier will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by Rayonier. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities.

The Operating Partnership may guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities, and all other amounts due and payable under the applicable indenture and the debt securities, of Rayonier or TRS Holdings, as applicable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of Rayonier or TRS Holdings to punctually pay any principal, premium or interest on any guaranteed debt security or any amount due and payable under the applicable indenture or debt security, the Operating Partnership will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the Operating Partnership. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities.

TRS Holdings may guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities, and all other amounts due and payable under the applicable indenture and the debt securities, of Rayonier or the Operating Partnership, as applicable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of Rayonier or the Operating Partnership to punctually pay any principal, premium or interest on any guaranteed debt security or any amount due and payable under the applicable indenture or debt security, TRS Holdings will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by TRS Holdings. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities.

In addition to the guarantees described above, any of Rayonier’s direct or indirect subsidiaries, each an “additional subsidiary guarantor,” may guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities, and all other amounts due and payable under the applicable indenture and the debt securities, of Rayonier, the Operating Partnership or TRS Holdings, as applicable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of Rayonier, the Operating Partnership or TRS Holdings to punctually pay any principal, premium or interest on any guaranteed debt security or any amount due and payable under the applicable indenture or debt security, the additional subsidiary guarantor will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the additional subsidiary guarantor. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities. Unless otherwise provided in the applicable prospectus supplement, the only additional subsidiary guarantor is Rayonier Operating Company LLC.

DESCRIPTION OF CAPITAL STOCK

In this section, references to “we,” “our” and “us” refer to Rayonier Inc. and not to any subsidiaries.

As of September 30, 2025, our authorized capital stock was 495,000,000 shares. Those shares consisted of: (a) 15,000,000 preferred shares, none of which were outstanding; and (b) 480,000,000 common shares, no par value. As of October 31, 2025, 153,914,189 common shares were issued and outstanding and 1,337,583 common shares were reserved for issuance upon exercise of options or in connection with other awards outstanding under various employee or director incentive, compensation and option plans.

In addition, limited partners of the Operating Partnership have redemption rights, which enable them to cause the Operating Partnership to redeem their Operating Partnership units in exchange for cash or, at our option, common shares on a one-for-one basis. As of October 31, 2025, the Operating Partnership had 155,518,761 Operating Partnership units outstanding and limited partners of the Operating Partnership held an aggregated amount of 1,604,572 redeemable Operating Partnership units.

Common Shares

Listing

Our outstanding common shares are listed on the NYSE under the symbol “RYN.”

Dividends

Subject to the rights of any series of preferred shares that we may issue, the holders of common shares may receive dividends when and as declared by the board of directors. Dividends may be paid in cash, shares or other form out of legally available funds.

Fully Paid

All outstanding common shares are fully paid and non-assessable. Any additional common shares we issue will also be fully paid and non-assessable.

Voting Rights

Subject to any special voting rights of any series of preferred shares that we may issue in the future, the holders of common shares may vote one vote for each share held in the election of directors and on all other matters voted upon by our shareholders. Holders of common shares may not cumulate their votes in the election of directors.

Other Rights

We will notify common shareholders of any shareholders’ meetings according to applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common shareholders will share ratably in the assets remaining after we pay our creditors and preferred shareholders, if any. The holders of common shares have no preemptive rights. Common shares are not subject to any redemption provisions and are not convertible into any other securities.

Preferred Shares

Our board of directors can, without approval of shareholders, issue one or more series of preferred shares. Subject to the provisions of our articles of incorporation and limitations prescribed by North Carolina law, our board of directors may adopt resolutions to determine the number of shares of each series and the rights, preferences and limitations of each series, including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any wholly unissued series of preferred shares, the number of shares constituting each series and the terms and conditions of issue. Our articles of incorporation limit the amount any holder of preferred shares is entitled to receive upon an involuntary liquidation of Rayonier to $100 per preferred share.

If we offer preferred shares, the specific designations and rights will be described in the prospectus supplement relating to the preferred shares offered. The registration statement of which this prospectus forms a part will incorporate by reference the certificate of amendment of our charter relating to the offered series of preferred shares.

Undesignated preferred shares may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of preferred shares may adversely affect the rights of the holders of our common shares. For example, any preferred shares issued may rank prior to our common shares as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into common shares. As a result, the issuance of preferred shares may discourage bids for our common shares or may otherwise adversely affect the market price of our common shares or any existing preferred shares.

The preferred shares will, when issued, be fully paid and non-assessable.

Anti-Takeover Provisions

Certain provisions in our articles of incorporation and bylaws, as well as under the North Carolina Business Corporation Act (“NCBCA”), including the North Carolina Shareholder Protection Act (“NCSPA”), could have the effect of delaying, deferring or discouraging another party from acquiring control of us.

The NCSPA generally requires the affirmative vote of 95% of a corporation’s voting shares to approve a “business combination” with any other entity that beneficially owns, directly or indirectly, more than 20% of the voting shares of the corporation (or ever owned, directly or indirectly, more than 20% and is still an “affiliate” of the corporation) unless the fair price provisions and the procedural provisions of the NCSPA are satisfied.

Under the NCSPA, “business combination” includes (1) any merger, consolidation, or conversion of a corporation with or into any other corporation or other entity, (2) any sale or lease of all or any substantial part of the corporation’s assets to any other entity, or (3) any payment, sale or lease to the corporation or any subsidiary thereof in exchange for securities of the corporation of any assets of any other entity having an aggregate fair market value of $5,000,000 or more.

The NCSPA contains provisions that allowed a corporation to “opt out” of the applicability of the NCSPA’s voting provisions within specified time periods that generally have expired. The NCSPA applies to Rayonier since we did not opt out within these time periods.

Provisions in our articles of incorporation, our bylaws and the NCBCA, including the NCSPA, could discourage a third party from making an unsolicited tender offer, attempt to obtain a substantial position in our equity securities, or otherwise seeking to obtain control of us, and instead may encourage such parties to pursue negotiations with our board of directors. It also might limit the price that certain investors might be willing to pay in the future for our shares of common stock and may have the effect of delaying or preventing a change of control of us.

Limitations on Removal of Directors

Our directors can be removed only for cause. Restricting the removal of directors makes it more difficult for shareholders to change the majority of the directors and instead promotes a continuity of existing management.

Special Meetings of Shareholders

Neither our articles of incorporation nor our bylaws give shareholders the right to call a special meeting of shareholders. Our bylaws provide that special meetings of shareholders may be called only by our board of directors.

Blank Check Preferred Shares

Our articles of incorporation authorizes the issuance of blank check preferred shares. The board of directors can set the voting rights, redemption rights, conversion rights and other rights relating to such preferred shares and could issue such shares in either private or public transactions. In some circumstances, the blank check preferred shares could be issued and have the effect of preventing a merger, tender offer or other takeover attempt that the board of directors opposes.

Amendment of our Bylaws

Our bylaws may be amended or repealed by our board of directors, including any bylaw adopted, amended or repealed by our shareholders.

Requirements for Qualification as a REIT

In order to maintain our qualification as a REIT, we must abide by certain provisions in the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury regulations promulgated thereunder, including rules restricting concentration of ownership. For more information, please see “Material U.S. Federal Income Tax Consequences—Taxation of Rayonier—Organizational and Ownership Requirements.”

Limitation of Liability and Indemnification of Officers and Directors

Our articles of incorporation limit the liability of our directors to us and our shareholders to the full extent from time to time permitted by law. Specifically, our directors will not be personally liable for monetary damages for breach of a director’s duty in such capacity, except for liability:

•	for any acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with our best interests;

•	for unlawful distributions as provided in Section 55-8-33 of the NCBCA or any successor provision;

•	for any transaction from which the director derived an improper personal benefit; or

•	for acts or omissions occurring prior to the date such provision within the articles of incorporation became effective.

Our articles of incorporation also provide that we will indemnify our officers and directors against all liabilities and expenses in any suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of us, including all appeals therefrom, arising out of their status as such or their activities in any of the foregoing capacities, unless the activities of the person to be indemnified were at the time taken known or believed by him or her to be clearly in conflict with our best interests. We will likewise and to the same extent indemnify any person who, at our request, is or was serving as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under any employee benefit plan. The inclusion of these provisions in our articles of incorporation may reduce the likelihood of derivative litigation against our directors and may discourage or deter shareholders or management from bringing a lawsuit against our directors for breach of their duties, even though such an action, if successful, might have otherwise benefited us and our shareholders. These provisions do not alter the liability of directors under federal securities laws and do not affect the right to sue (nor to recover monetary damages) under federal securities laws for violations thereof.

Advance Notice of Proposals and Nominations.

Our bylaws provide that shareholders must provide timely written notice to bring business before an annual meeting of shareholders or to nominate candidates for election as directors at an annual meeting of shareholders. Notice for an annual meeting is timely if it is received at our principal office not less than 90 days and no more than 120 days prior to the first anniversary of the preceding year’s annual meeting and if it satisfies certain procedural requirements set forth in our bylaws. However, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from this anniversary date, such notice by the shareholder must be delivered not earlier than the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting was first made. Our bylaws also specify the form and content of a shareholder’s notice. These provisions may prevent shareholders from bringing matters before an annual meeting of shareholders or from nominating candidates for election as directors at an annual meeting of shareholders.

Transfer Agent and Registrar

Our transfer agent and registrar of the common shares is Computershare Limited.

DESCRIPTION OF RIGHTS

The following description of the terms of the subscription rights sets forth certain general terms and provisions of the subscription rights to which any prospectus supplement may relate. We may issue subscription rights for the purchase of preferred shares or common shares. Subscription rights may be issued independently or together with preferred shares or common shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to the applicable prospectus supplement of Rayonier, which will describe the specific terms of the subscription rights to purchase preferred shares or common shares offered thereby, including the following:

•	the date of determining the securityholders entitled to the rights distribution;

•	the price, if any, for the subscription rights;

•	the exercise price payable for the preferred shares or common shares upon the exercise of the subscription right;

•	the number of subscription rights issued to each securityholder;

•	the amount of preferred shares or common shares that may be purchased per each subscription right;

•	any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;

•	a discussion of any applicable material U.S. federal income tax considerations; and

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

As of September 30, 2025, no subscription rights for any securities of Rayonier were outstanding.

DESCRIPTION OF WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of debt securities, preferred shares or common shares. Warrants may be issued independently or together with debt securities, preferred shares or common shares offered by any prospectus supplement and may be attached to or separate from any such offered securities.

Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with any offering of such warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants by the named issuer will describe the terms of such debt warrants, including the following:

•	the name of the issuer of such debt warrants;

•	the title of such debt warrants;

•	the offering price for such debt warrants, if any;

•	the aggregate number of such debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise prices are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the anti-dilution or adjustment provisions of such debt warrants, if any;

•	the redemption or call provisions, if any, applicable to such debt warrants; and

•	any additional terms of such debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.

As of September 30, 2025, no debt warrants were outstanding.

Stock Warrants

The prospectus supplement relating to any particular issue of preferred share warrants or common share warrants by Rayonier will describe the terms of such warrants, including the following:

•	the title of such warrants;

•	the offering price for such warrants, if any;

•	the aggregate number of such warrants;

•	the designation and terms of the common shares or preferred shares purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

•	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

•	the number of common shares or preferred shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the anti-dilution provisions of such warrants, if any;

•	the redemption or call provisions, if any, applicable to such warrants; and

•	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

As of September 30, 2025, no preferred share warrants or common share warrants were outstanding.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

The following description of the terms of the stock purchase contracts and stock purchase units sets forth certain general terms and provisions of the stock purchase contracts and stock purchase units of Rayonier to which any prospectus supplement may relate.

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to the holders, a specified number of common shares or preferred shares at a future date or dates. The price per common share or preferred share and the number of such shares may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula stated in the stock purchase contracts.

The stock purchase contracts may be issued separately or as part of units that we call “stock purchase units.” Stock purchase units consist of a stock purchase contract and either our debt securities or U.S. treasury securities securing the holders’ obligations to purchase the common shares or preferred shares under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

The applicable prospectus supplement of Rayonier will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will only be a summary, and you should read the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

As of September 30, 2025, no stock purchase contracts or stock purchase units of Rayonier were outstanding.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

This section summarizes the U.S. federal income tax issues that you, as a holder of our securities, may consider relevant. Vinson & Elkins L.L.P. has acted as our tax counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular holders of our securities in light of their personal investment or tax circumstances, or to certain types of holders that are subject to special treatment under the U.S. federal income tax laws, such as:

•	insurance companies;

•	tax-exempt organizations (except to the limited extent discussed in “Taxation of Tax-Exempt Shareholders” below);

•	financial institutions or broker-dealers;

•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “Taxation of Non-U.S. Shareholders” below);

•	U.S. expatriates;

•	persons who mark-to-market our securities;

•	subchapter S corporations;

•	U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies and REITs;

•	trusts and estates;

•	holders who receive our securities through the exercise of employee stock options or otherwise as compensation;

•	persons holding our securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons subject to special tax accounting rules as a result of their use of applicable financial statements (within the meaning of Section 451(b)(3) of the Code); and

•	persons holding our securities through a partnership or similar pass-through entity for U.S. federal income tax purposes.

This summary assumes that securityholders hold our shares as capital assets for U.S. federal income tax purposes, which generally means property held for investment.

The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section and the opinion of Vinson & Elkins L.L.P. are based on the Code, final, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury regulations, administrative interpretations and court decisions could change the current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any unfavorable rulings from the IRS concerning our qualification as a REIT, although we entered into a closing agreement with the IRS and received certain private letter rulings from the IRS, each as discussed further below. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

We urge you to consult your tax advisor regarding the specific tax consequences to you of the purchase, ownership and sale of our securities and of our election to be taxed as a REIT. Specifically, you should consult your tax advisor regarding the federal, state, local, foreign, and other tax consequences of such purchase, ownership, sale and election, and regarding potential changes in applicable tax laws.

Taxation of Rayonier

General

We elected to be treated as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2004. In connection with this prospectus, Vinson & Elkins L.L.P. is rendering an opinion that we qualified to be taxed as a REIT under the U.S. federal income tax laws for our taxable years ended December 31, 2004 through December 31, 2024, and our organization and current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2025 and subsequent taxable years. Investors should be aware that Vinson & Elkins L.L.P.’s opinion is based upon various customary assumptions relating to our organization and operation and the closing agreement, and is conditioned upon certain representations and covenants made by us, Rayonier Forest Resources, L.P., Pope Resources, A Delaware Limited Partnership (“Pope”) and certain subsidiary REITs of Pope (in the case of Pope and such subsidiary REITs, as of the date of our merger with Pope) as to factual matters, including representations regarding each’s organization, the nature of each’s assets and income and the conduct of each’s business operations. Vinson & Elkins L.L.P.’s opinion is not binding upon the IRS or any court and speaks as of the date issued. In addition, Vinson & Elkins L.L.P.’s opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT will depend upon our ability to meet, on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. Vinson & Elkins L.L.P. will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Vinson & Elkins L.L.P.’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify as a REIT.”

Provided we qualify for taxation as a REIT, we generally will not be subject to U.S. federal corporate income taxes on the portion of our ordinary income and capital gain that we currently distribute to our shareholders. The REIT provisions of the Code generally allow a REIT to deduct dividends paid to its shareholders. This deduction for dividends paid substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from investment in a regular corporation.

Even if we qualify to be taxed as a REIT, we will be subject to federal tax under certain circumstances, including the following:

•

We will be subject to tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. See, however, “Annual Distribution Requirements” with respect to our ability to elect to treat as having been distributed to shareholders certain of our capital gains upon which we have paid taxes, in which event the taxes that we have paid with respect to such income would be available as a credit or refund to shareholders.

•

If we acquire an asset from a corporation that is subject to corporate-level tax under subchapter C of the Code in a transaction in which our basis in the asset is determined by reference to the transferor’s basis (a “carryover basis transaction”), we will be subject to tax at the highest regular corporate rate applicable if we recognize gain on a disposition of the asset during the five-year period following our acquisition of the asset. The amount of gain on which we will pay tax is the lesser of (1) the amount of gain recognized at the time of the sale or disposition and (2) the amount of gain we would have recognized if we had sold the asset at the time we acquired it. Income derived from the harvesting and sale of timber pursuant to certain timber cutting contracts (as opposed to gain derived from the sale of timberlands) is not subject to this built-in gains tax.

•

We will be required to pay a 100% tax on any net income from prohibited transactions. In general, prohibited transactions are sales or other taxable dispositions of property, other than foreclosure property, held for sale to customers in the ordinary course of business.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test as discussed below but have otherwise maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to (1) the gross income attributable to the greater of the amount by which we fail the 75% or 95% gross income test multiplied by (2) a fraction intended to reflect our profitability.

•

If we should fail to satisfy the asset tests or other requirements applicable to REITs, as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of failures of the asset tests other than de minimis failures of the 5% asset test or the 10% vote or value test (as described below under “Asset Tests”), will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 21%) if that amount exceeds $50,000 per failure.

•

We will generally be required to pay a 4% nondeductible excise tax on the amount, if any, by which our annual distributions to shareholders are less than the sum of (1) 85% of our ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, other than capital gain income we elect to retain and pay tax on and (3) any undistributed taxable income from prior periods, other than capital gains from such years which we elect to retain and pay tax on.

•

A 100% tax may be imposed on some items of income and expense that are directly or constructively paid between a REIT and a taxable REIT subsidiary (as defined in Section 856(1) of the Code) (“TRS”), if and to the extent that the IRS successfully determines the items were transacted at less than arm’s length and adjusts the reported amounts of these items.

•

If we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay regular U.S. federal corporate income tax on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property a REIT acquires through foreclosure or after a default on a loan secured by the property or a lease of the property and which it elects to treat as foreclosure property.

In addition, we, including our subsidiaries and affiliated entities, may be subject to a variety of taxes, including payroll taxes and state, local and non-U.S. income, property and other taxes on our assets and operations. Our TRSs, including TRS Holdings, will also be subject to U.S. federal corporate income taxes on their taxable income.

Requirements for Qualification

We elected to be treated as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2004. In order to continue to qualify as a REIT, we must meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income.

Closing Agreement

On September 25, 2024, we received an IRS closing agreement with respect to our REIT qualification. The closing agreement stemmed from certain environmental litigation settlements in connection with our acquisition of Pope. Specifically, certain property acquired from Pope had several environmental remediation issues, pursuant to which our Operating Partnership was, and may be in the future, entitled to certain settlement payments from third parties. For purposes of the 75% and 95% gross income tests (described below), Rayonier is required to take its share of such settlement payments into gross income; however, such gross income was and will not be qualifying gross income for either the 75% or 95% gross income tests. See “—Income Tests.” Pursuant to the closing agreement, the IRS determined and agreed that a failure by Rayonier in 2023 to satisfy the 95% gross income test, and any related potential failure to satisfy the 75% and 95% gross income tests in 2024 or subsequent tax years, as a result of the receipt of such settlement payments, would be due to reasonable cause and not willful neglect, and therefore not cause us to fail to qualify as a REIT. See “—Income Tests—Failure to Qualify.”

Organizational and Ownership Requirements

A REIT is a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified entities);

(7)	that elects (or has elected) to be a REIT, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	that uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws; and

(9)	which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

Conditions (1) through (4), (8) and (9) must be met during the entire taxable year, and condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Though our charter does not provide restrictions regarding transfers of our shares, we anticipate that the current diversity of our shareholder base will continue and that we will satisfy the share ownership requirements described in conditions (5) and (6) above.

To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must request written statements each year from the record holders of significant percentages of our shares in which the record holders are to disclose the persons required to include in gross income the dividends paid by us. A list of those persons failing or refusing to comply with this request must be maintained as part of our records. Our failure to comply with these recordkeeping requirements could subject us to monetary penalties. A shareholder that fails or refuses to comply with the request is required by applicable Treasury regulations to submit a statement with its tax return disclosing its actual ownership of the shares and other information. If we comply with these requirements and do not know, or exercising reasonable due diligence, would not have known, of our failure to meet condition (6) above, we will be treated as having met such condition.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests described below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, by one or more other disregarded subsidiaries of the REIT, or by a combination of the two.

Unincorporated domestic entities with a single owner, such as single member limited liability companies, are also generally disregarded as separate entities for U.S. federal income tax purposes, such that their income and assets are treated as income and assets of their regarded owners, including for purposes of the REIT gross income and asset tests. Qualified REIT subsidiaries, disregarded entities and partnerships are sometimes referred to herein as “pass-through subsidiaries.”

Taxable REIT Subsidiaries

A REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by its parent REIT. The TRS and the REIT must jointly elect to treat the subsidiary corporation as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We will not be treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us will be an asset in our hands, and we will treat the distributions paid to us from such TRS, if any, as income. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs (25% for taxable years beginning on or after January 1, 2026).

Our TRSs will be subject to U.S. federal income tax, and state and local income tax where applicable, on their taxable income. To the extent that a TRS is required to pay taxes, it will have less cash available for distribution to us. If dividends are paid to us by a TRS, then the dividends we pay to our stockholders who are taxed at individual rates, up to the amount of dividends we receive from a domestic TRS, will generally be eligible to be taxed at the reduced 20% rate applicable to qualified dividend income.

In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to ensure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.

Partnerships

A REIT that is a partner in a partnership will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership’s income. For purposes of the 10% value test (as described in “—Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests described below. Thus, our proportionate share of the assets, liabilities, and items of income of any entity treated as a partnership for U.S. federal income tax purposes in which we acquire an interest, directly or indirectly (including our Operating Partnership), will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

Subsidiary REITs

We have formed and acquired equity interests, and may in the future form or acquire equity interests, in entities that have elected to be taxed as REITs for U.S. federal income tax purposes, although we currently do not hold any such equity interests. Any subsidiary REIT must meet all of the REIT qualification tests discussed herein. A subsidiary REIT may also be subject to tax on certain items of its income and gain as described above. If a subsidiary REIT were to fail to qualify as a REIT, then (1) such subsidiary REIT would become subject to regular U.S. federal corporate income tax (as described in “—Failure to Qualify as a REIT” below) and (2) our ownership of stock in such subsidiary REIT would cease to be a qualifying real estate asset for purposes of the 75% asset test and would become subject to the 5% asset test, the 10% vote test and the 10% value test generally applicable to ownership in corporations other than REITs, qualified REIT subsidiaries, and TRSs. See “—Asset Tests” below. In addition, dividends from the subsidiary REIT would no longer constitute qualifying income for purposes of the 75% gross income test. See “—Income Tests” below. If any subsidiary REIT were to fail to qualify as a REIT, it is possible that we may not meet one or more of the asset and income tests as a result of our interest in such subsidiary REIT, in which event we would fail to qualify as a REIT unless we could avail ourself of certain relief provisions. We may make “protective” TRS elections with respect to any subsidiary REIT and may implement other protective arrangements intended to avoid such an outcome if a subsidiary REIT were not to qualify as a REIT, but there can be no assurance that such “protective” TRS elections and other arrangements would be effective to avoid the resulting adverse consequences to us. Moreover, even if any such “protective” TRS elections with respect to a subsidiary REIT were to be effective in the event of the failure of such subsidiary REIT to qualify as a REIT, we cannot assure you that we would not fail to satisfy the requirement that not more than 20% (25% for taxable years beginning on or after January 1, 2026) of the value of our total assets may be represented by the securities of one or more TRSs. In this event, we would fail to qualify as a REIT unless we or the applicable subsidiary REIT could avail ourselves of certain relief provisions.

Income Tests

In order to maintain our qualification as a REIT, we must annually satisfy two gross income requirements. First, for each taxable year, at least 75% of our gross income must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property, mortgage loans on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by a mortgage on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

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gain from the sale of real estate assets (excluding gain from the sale of a debt instrument issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) to the extent not secured by real property or an interest in real property) not held primarily for sale to customers in the ordinary course of business;

•	income and gain derived from foreclosure property;

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amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements to make loans secured by mortgages on real property or interests in real property or to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

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income derived from the temporary investment of new capital that is attributable to the issuance of the REIT’s capital stock or a public offering of the REIT’s debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities or any combination of these. Gross income from the sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. As discussed further below, income and gain from “hedging transactions” that are clearly and timely identified are excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests. In addition, cancellation of indebtedness income and certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests.

Timber Cutting Contracts. We have received a private letter ruling from the IRS substantially to the effect that our timberlands, including those timberlands that are subject to certain timber cutting contracts, will be considered qualifying real estate assets or interests in real property for purposes of the REIT asset tests, and that our gains derived from these timber cutting contracts will be from the sale of real property for purposes of the REIT gross income tests. In reaching these conclusions, the IRS expressly relied upon a representation from us that our disposal of timber pursuant to these timber cutting contracts will qualify as disposal of timber under Section 631(b) of the Code.

Rents from Real Property. Rents that we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met:

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First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales.

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Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to a modification of a lease with a controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.

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Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

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Fourth, we generally must not operate or manage our real property or furnish or render noncustomary services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we may provide services directly to tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and noncustomary services to tenants without tainting its rental income from the related properties.

If we furnish non-customary services to tenants of the property in excess of the 1% threshold, other than through a qualifying independent contractor or a TRS, none of the rent from that property would qualify as “rents from real property.” If such rent, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification unless we were able to qualify for a statutory REIT savings provision. See “—Failure to Qualify as a REIT.”

Substantially all of the rental income that we have received in the past and anticipate to receive in the future is derived from hunting leases, beekeeping leases, leases for the use of real property and the rental of rights of way through certain properties. We anticipate that any income we receive from such leases and other property interests will constitute “rents from real property” under the applicable rules. We will take steps to ensure that any such rental income will qualify as “rents from real property” for purposes of the 75% and 95% gross income tests or will not otherwise cause us to fail the 75% or 95% gross income test.

Carbon Capture and Storage. We have received a private letter ruling from the IRS substantially to the effect that certain income we receive that is attributable to payments for the use of space on or below our timberlands for carbon capture and storage activities pursuant to a contract entered into with a third party will be treated for purposes of the REIT gross income tests as (i) gains from the sale of an interest in real property, if the payment is received in respect of a permanent interest in the premises, or (ii) rents from real property, if the payment is not received in respect of a permanent interest in the premises.

Interest. The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of gross receipts or sales; and

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an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

Interest on debt secured by a mortgage on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. Other than to the extent described below, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan (or, if the loan has experienced a “significant modification” since its origination or acquisition by the REIT, then as of the date of that “significant modification”), a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the interest income attributable to the portion of the principal amount of the loan that is not secured by real property, that is, the amount by which the loan exceeds the value of the real estate that is security for the loan. However, in the case of a loan that is secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the interest on such loan is qualifying income for purposes of the 75% gross income test.

Dividends. Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Fee Income. We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property or to purchase or lease real property and the fees are not determined by the borrower’s income or profits. Other fees are not qualifying income for purposes of either gross income test.

Prohibited Transactions. If we should realize any taxable income from the sale or other disposition of property held primarily for sale to customers in the ordinary course of business (including our share of any such gain realized by any partnership in which we are a partner) then such income would be treated as income from a “prohibited transaction” and would not count for purposes of applying the 95% and 75% gross income tests. In addition, such income would be subject to a 100% tax. Under existing law, whether property is held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. However, sales of timberlands that satisfy certain safe harbor requirements specified in the Code do not constitute prohibited transactions. Specifically, a sale of a real estate asset held primarily for sale in the ordinary course of business by a timber REIT is not a prohibited transaction if:

•	the asset has been held for at least two years in the trade or business of producing timber;

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the aggregate expenditures made by the REIT or a partner of the REIT during the two-year period before the date of sale that are includible in the basis of the property (other than timberland acquisition expenditures) and that are directly related to the operation of the property for the production of timber or for the preservation of the property for use as timberland, do not exceed 30% of the net selling price of the property;

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the aggregate expenditures made by the REIT or a partner of the REIT during the two-year period before the date of sale that are includible in the basis of the property (other than timberland acquisition expenditures) and that are not directly related to the operation of the property for the production of timber or for the preservation of the property for use as timberland, do not exceed 5% of the net selling price of the property;

•	the sales price of the property is not based in whole or in part on income or profits, including income or profits derived from the sale or operation of the property;

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either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, (4) (i) the aggregate adjusted tax bases of all such property sold by the REIT during the year did not exceed 20% of the aggregate adjusted tax bases of all property of the REIT at the beginning of the year and (ii) the average annual percentage of properties sold by the REIT compared to all the REIT’s properties (measured by adjusted tax bases) in the current and two prior years did not exceed 10% or (5) (i) the aggregate fair market value of all such property sold by the REIT during the year did not exceed 20% of the aggregate fair market value of all property of the REIT at the beginning of the year and (ii) the average annual percentage of properties sold by the REIT compared to all the REIT’s properties (measured by fair market value) in the current and two prior years did not exceed 10%; and

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if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or a TRS.

We generally intend to conduct our activities so that our sales of timberlands (other than those undertaken by our TRSs) qualify for this safe harbor or are transacted under substantially similar facts as this safe harbor. We cannot assure you, however, that we can comply with this safe harbor or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” We attempt to conduct any activities that could give rise to a prohibited transaction through our TRSs. For example, certain types of timberland sales and sales of delivered wood are conducted through our TRSs. No assurance can be given, however, that the IRS will respect the transaction by which those assets are contributed to the TRS and even if the contribution transaction is respected, the TRS may incur significant U.S. federal income tax liability as a result of those sales.

Foreclosure Property. We will be subject to U.S. federal income tax at the corporate rate (currently 21%) on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, net of expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

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that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or when default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on the property, other than completion of a building or any other improvement where more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or a TRS.

Hedging Transactions. Income and gain from “hedging transactions” are excluded from gross income for purposes of both the 75% and 95% gross income tests. A “hedging transaction” includes any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets. A “hedging transaction” also includes any transaction entered into primarily to manage risk of currency fluctuations with respect to any item of income or gain that is qualifying income for purposes of the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and satisfy certain other identification requirements. To the extent that we hedge for other purposes, or in other situations, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests.

If we enter into a qualifying hedging transaction as described above, referred to as an original hedge, and a portion of the hedged indebtedness is extinguished or the related property is disposed of and in connection with such extinguishment or disposition we enter into a new clearly identified hedging transaction that would counteract the original hedge, referred to as a counteracting hedge, income from the original hedge and income from the counteracting hedge (including gain from the disposition of the original hedge and the counteracting hedge) will not be treated as gross income for purposes of the 95% and 75% gross income tests.

Foreign Currency Gain. Certain foreign currency gains are excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” is excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interests in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” is excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on an interest in real property. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income tests. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Qualify. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests is due to reasonable cause and not due to willful neglect, we attach to our tax return a schedule of the sources of our income, and any incorrect information on the schedule is not due to fraud with intent to evade tax. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. As discussed above under “General,” even if these relief provisions apply, we would incur a 100% U.S. federal income tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in each case, multiplied by a fraction intended to reflect our profitability.

Asset Tests

At the close of each calendar quarter, we must satisfy the following tests relating to the nature of our assets:

•	First, at least 75% of the value of our total assets must consist of:

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interests in real property (such as timberlands), including leaseholds and options to acquire real property and leaseholds and personal property, to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as “rents from real property”;

•	cash or cash items, including certain receivables, money market funds and, in certain cases, foreign currencies;

•	U.S. government securities;

•	interests in mortgages on real property;

•	shares in other REITs and debt instruments of “publicly offered REITs”; and

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investments in shares or debt instruments during the one-year period following the receipt of new capital raised through equity offerings or public offerings of debt with at least a five-year term (a “temporary investment of new capital”).

•	Second, not more than 25% of the value of our total assets may consist of securities other than securities satisfying the 75% test.

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Third, other than investments included in the 75% asset class or securities of our TRSs, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the 5% asset test.

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Fourth, other than investments included in the 75% asset class or securities of our TRSs, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities, or the 10% vote or value test.

•	Fifth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs (25% for taxable years beginning on or after January 1, 2026).

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Sixth, not more than 25% of the value of our total assets may be represented by debt instruments issued by “publicly offered REITs” to the extent not secured by real property or interests in real property or representing a temporary investment of new capital.

For purposes of the second, third and fourth asset tests, the term “securities” does not include stock in another REIT, debt of “publicly offered REITs,” equity or debt securities of a qualified REIT subsidiary or another disregarded entity or of a TRS, mortgage loans or mortgage-backed securities that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or REIT (other than a “publicly offered REIT”), except that for purposes of the 10% value test, the term “securities” does not include:

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“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the shares) hold non-“straight debt”

securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

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a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate;

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant;

•	Any obligation to pay “rents from real property”;

•	Certain securities issued by governmental entities;

•	Any security issued by a REIT;

•

Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

•

Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “Gross Income Tests.”

The value of securities for which market quotations are readily available is the market value of such securities. For other assets, the board of directors will determine the value of such assets for the purpose of ascertaining compliance with the REIT asset tests. Such a determination is binding upon the IRS so long as our board of directors acts in good faith. As of the date of this prospectus, we believe that we have satisfied the asset tests described above related to the value of our real estate assets, and we expect that, after the date of this prospectus, we will continue to satisfy such asset tests. However, we will not obtain independent appraisals to support our conclusions as to the value of our assets. Moreover, the values of some assets may not be susceptible to a precise determination. We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurance, however, that we will be successful in this effort.

If we fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT status if (1) we satisfy all of the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset test requirements arises from changes in the market values of our assets and is not wholly or partly caused by our acquisition of one or more non-qualifying assets. If we do not satisfy the condition described in clause (2) of the preceding sentence, we still can avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arises.

A relief provision in the Code allows a REIT which fails one or more of the asset requirements (other than a de minimis failure of the 10% vote or value or 5% asset tests) to nevertheless maintain its REIT qualification if (a) it provides the IRS with a description of each asset causing the failure, (b) the failure is due to reasonable cause and not willful neglect, (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure, and (ii) the product of the net income generated by the assets that caused the failure multiplied by the U.S. federal corporate income tax rate (currently 21%), and (d) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

A second relief provision applies to de minimis violations of the 10% vote or value and 5% asset tests. Specifically, a REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation do not exceed the lesser of 1% of the REIT’s total assets or $10,000,000 and (b) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure or the relevant tests are otherwise satisfied within that time frame.

No assurance can be given that these relief provisions would be available if we failed to satisfy one or more of the asset tests. See “—Failure to Qualify as a REIT.”

Annual Distribution Requirements

In order to maintain qualification as a REIT, we are required to make distributions (other than capital gain dividends and deemed distributions of retained capital gain) to our shareholders in an amount at least equal to:

•	the sum of

•	90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain or loss) and

•	90% of the net income (after tax), if any, from foreclosure property, minus

•	the sum of certain items of non-cash income over 5% of our “REIT taxable income” (computed without regard to the dividends paid deduction and net capital gain).

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) we declare the distribution before we timely file our U.S. federal income tax return for the year, pay the distribution on or before the first regular dividend payment date after such declaration and elect in our tax return to have a specified dollar amount of such distribution treated as if paid during the prior year or (2) we declare the distribution in October, November or December of the taxable year, payable to shareholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (1) are taxable to the shareholders in the year in which paid, and the distributions in clause (2) are treated as paid on December 31st of the prior taxable year to the extent of our earnings and profits (“E&P”). In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

Further, to the extent that a REIT is not a “publicly offered REIT,” in order for its distributions to be counted as satisfying the annual distribution requirement for REITs and to provide it with the REIT-level tax deduction, such distributions must not be “preferential dividends.” A dividend is not a preferential dividend if that distribution is (1) pro rata among all outstanding shares within a particular class and (2) in accordance with the preferences among different classes of shares as set forth in the REIT’s organizational documents. The preferential dividend rule does not apply to “publicly offered REITs.” We are currently a “publicly offered REIT.”

To the extent that we do not distribute all of our capital gain or we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to U.S. federal income tax on the undistributed income at corporate income tax rates. If we should fail to distribute during a calendar year at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year (other than capital gain income that we elect to retain and pay tax on as provided for below) and

•	any undistributed taxable income from prior periods (other than capital gains from such years which we elected to retain and pay tax on),

we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed.

We may elect to retain rather than distribute our net long-term capital gains. The effect of this election is that:

•	we would be required to pay the U.S. federal income tax on such gains at the corporate tax rate (currently 21%);

•

our shareholders, although required to include their proportionate share of the undistributed long-term capital gain in income, would receive a credit or refund for their share of the tax paid by us; and

•

the basis of a shareholder’s stock would be increased by the amount of the undistributed long-term capital gains (minus the amount of the tax on capital gains paid by us which was included in income by the shareholder).

It is possible that we, from time to time, may not have sufficient cash or other liquid assets to meet the annual distribution requirements described above, for example, due to timing or other differences between (1) the actual receipt of income and actual payment of deductible expenses and (2) the inclusion of such income and deduction of such expenses in arriving at our taxable income. If we encounter this situation, we may elect to retain the capital gain and pay the U.S. federal income tax on the gain. Nevertheless, in order to pay such tax or otherwise meet the distribution requirements, we may find it necessary to arrange for short- or possibly long-term borrowings, issue equity, or sell assets.

A taxpayer’s net interest expense deduction may be limited to 30% of the sum of adjusted taxable income, business interest, and certain other amounts. Adjusted taxable income does not include items of income or expense not allocable to a trade or business, business interest or expense, the deduction for qualified business income, net operating losses, or NOLs, and for years prior to 2022 and after 2024, deductions for depreciation, amortization, or depletion. For partnerships, the interest deduction limitation is applied at the partnership level, subject to certain adjustments to the partners for unused deduction limitations at the partnership level. A “real property trade or business” may elect out of this interest limit so long as it uses a 40-year recovery period for nonresidential real property, a 30-year recovery period for residential rental property, and a 20-year recovery period for related improvements. For this purpose, a real property trade or business is any real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operating, management, leasing, or brokerage trade or business. We have not yet determined whether we or any of our subsidiaries will make this election. Additionally, any of our TRSs which have borrowed either from us or third parties may be negatively impacted. Disallowed interest expense may be carried forward indefinitely (subject to special rules for partnerships).

In addition, for taxable years beginning after December 31, 2020, the NOL deduction is generally limited to 80% of taxable income (before the deduction). REITs may indefinitely carry foward (but not carry back) NOLs.

Under certain circumstances, taxable distributions of our capital stock may entitle us to a dividends paid deduction and count toward satisfaction of the 90% distribution test. The IRS has issued Revenue Procedure 2017-45 authorizing elective cash/stock dividends to be made by “publicly offered REITs.” Pursuant to Revenue Procedure 2017-45, the IRS will treat the distribution of stock pursuant to an elective cash/stock dividend as a distribution of property under Section 301 of the Code (i.e., a dividend), as long as at least 20% of the total dividend is available in cash and certain other parameters detailed in the Revenue Procedure are satisfied. We have in the past, and may in the future, pay dividends in our own stock. If we pay dividends in our own stock, our shareholders may be required to pay U.S. federal income tax in excess of the cash that they receive.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

Distribution of C-Corporation Earnings and Profits

In order to maintain qualification as a REIT, we cannot have at the end of any taxable year any undistributed tax E&P that is attributable to a C corporation taxable year, or C corporation E&P. We believe that we have distributed all of our C corporation E&P.

Recordkeeping Requirements

We must maintain certain records in order to maintain qualification as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify as a REIT

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests (other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test), we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year and if the relief provisions do not apply, we will be subject to U.S. federal income tax on our taxable income at corporate income tax rates plus potential penalties and/or interest. Distributions to shareholders in any year in which we fail to qualify as a REIT will not be deductible by us and, in fact, would not be required to be made. In such event, all distributions to shareholders would be subject to U.S. federal income tax as ordinary income to the extent of our current and accumulated E&P. Subject to certain limitations, corporate U.S. shareholders may be eligible for the dividends received deduction and non-corporate U.S. shareholders might be eligible for U.S. federal income taxation at reduced rates of up to 20% applicable to qualified dividend income. Unless we were entitled to relief under specific statutory provisions, we will be disqualified from being eligible to be subject to tax as a REIT for the four taxable years following the year during which our REIT qualification was lost. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Holders of our Capital Stock

Taxation of Taxable U.S. Shareholders

The term “U.S. shareholder” means a beneficial owner of our capital stock that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•

a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized under the laws of the United States or of a political subdivision of the United States;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more United States persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a United States person.

Distributions on Capital Stock

As long as we qualify as a REIT, a taxable U.S. shareholder must generally take into account as income distributions made out of our current or accumulated E&P that we do not designate as capital gain dividends or retained long-term capital gain. For purposes of determining whether a distribution is made out of our current or accumulated E&P, our E&P will be allocated first to our preferred share dividends and then to our common share dividends. Individuals, trusts, and estates generally may deduct 20% of the “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income, which in each case are already eligible for capital gain tax rates) they receive. The deduction for qualified REIT dividends is not subject to the wage and property basis limits that apply to other types of “qualified business income.” However, to qualify for this deduction, the U.S. holder receiving such dividends must hold the dividend-paying REIT stock for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the stock becomes ex-dividend and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property. The 20% deduction for qualified REIT dividends results in a current maximum 29.6% U.S. federal income tax rate on such REIT dividends for non-corporate taxpayers.

A U.S. shareholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. shareholder generally will not qualify for the 20% tax rate for “qualified dividend income” (generally, dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. shareholders that are taxed at individual rates). The maximum tax rate for qualified dividend income received by non-corporate U.S. shareholders taxed at individual rates is 20%. By contrast, the maximum tax rate on ordinary REIT dividend income is currently 29.6%. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (1) attributable to dividends received by us from non-REIT corporations, such as a TRS, or (2) attributable to income upon which we have paid U.S. federal corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a shareholder must hold our shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our shares become ex-dividend.

If we declare a distribution in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. shareholder on December 31 of such year to the extent of our earnings of profits, provided that we actually pay the distribution during January of the following calendar year.

A U.S. shareholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. shareholder has held its capital stock. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. See “—Capital Gains and Losses.” U.S. shareholders that are corporations may be required to treat up to 20% of certain capital gains dividends as ordinary income.

As discussed above, we may elect to retain and pay U.S. federal income tax on the net long-term capital gain that we recognize in a taxable year. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. shareholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. shareholder would increase the basis in its capital stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated E&P if the distribution does not exceed the adjusted tax basis of the U.S. shareholder’s capital stock. Instead, the distribution will reduce the adjusted tax basis of such capital stock.

A U.S. shareholder will recognize a distribution in excess of both our current and accumulated E&P and the U.S. shareholder’s adjusted tax basis in its capital stock as long-term capital gain, or short-term capital gain if the capital stock has been held for one year or less.

U.S. shareholders may not include in their U.S. federal income tax returns any of our NOLs or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our capital stock will not be treated as passive activity income and, therefore, U.S. shareholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. shareholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our capital stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

The aggregate amount of dividends that we may designate as “capital gain dividends” or “qualified dividends” with respect to any taxable year may not exceed the dividends paid by us with respect to such year, including dividends that are paid in the following year and if made with or before the first regular dividend payment after such declaration) are treated as paid with respect to such year.

Individuals, trusts and estates whose income exceeds certain thresholds are also subject to an additional 3.8% Medicare tax on dividends received from us. U.S. holders are urged to consult their tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our capital stock.

Disposition of Capital Stock

In general, a U.S. shareholder must treat any gain or loss realized upon a taxable disposition of our capital stock as long-term capital gain or loss if the U.S. shareholder has held the capital stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. shareholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. shareholder’s adjusted tax basis. A U.S. shareholder’s adjusted tax basis generally will equal the U.S. shareholder’s acquisition cost, increased by the excess of any net capital gains deemed distributed to the U.S. shareholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. shareholder must treat any loss upon a sale or exchange of capital stock held by such U.S. shareholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes upon a taxable disposition of the capital stock may be disallowed if the U.S. shareholder purchases substantially identical capital stock within 30 days before or after the disposition.

Conversion of Preferred Shares

Except as provided below, (i) a U.S. shareholder generally will not recognize gain or loss upon the conversion of preferred shares into our common shares, and (ii) a U.S. shareholder’s basis and holding period in our common shares received upon conversion generally will be the same as those of the converted preferred shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our common shares received in conversion that are attributable to accumulated and unpaid dividends on the converted preferred shares will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as payment in exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. shareholder has held the preferred shares for more than one year at the time of conversion. U.S. shareholders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such U.S. shareholder exchanges our common shares received on a conversion of preferred shares for cash or other property.

Redemption of Preferred Shares

In general, a redemption of any preferred shares will be treated under Section 302 of the Code as a distribution that is taxable at ordinary income tax rates as a dividend (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred shares (in which case the redemption will be treated in the same manner as a sale described in “Taxation of Taxable U.S. Shareholders—Disposition of Capital Stock” above). The redemption will satisfy such tests and be treated as a sale of the preferred shares if the redemption:

•	is “substantially disproportionate” with respect to the U.S. shareholder’s interest in our capital stock;

•	results in a “complete termination” of the U.S. shareholder’s interest in all classes of our capital stock; or

•	is “not essentially equivalent to a dividend” with respect to the U.S. shareholder, all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests have been met, stock considered to be owned by the U.S. shareholder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. shareholder of the preferred shares depends upon the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their tax advisors to determine such tax treatment.

If a redemption of preferred shares does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described in “Taxation of Taxable U.S. Shareholders” above. In that case, a U.S. shareholder’s adjusted tax basis in the redeemed preferred shares will be transferred to such U.S. shareholder’s remaining stock holdings in our company. If the U.S. shareholder does not retain any of our capital stock, such basis could be transferred to a related person that holds our capital stock or it may be lost.

Under previously proposed Treasury regulations, if any portion of the amount received by a U.S. shareholder on a redemption of any class of our preferred shares were treated as a distribution with respect to our shares but not as a taxable dividend, then such portion would be allocated to all shares of the redeemed class held by the redeemed holder just before the redemption on a pro-rata, share-by-share, basis. The amount applied to each share would first reduce the redeemed holder’s basis in that share and any excess after the basis is reduced to zero would result in taxable gain. If the redeemed holder had different bases in its shares, then the amount allocated could reduce some of the basis in certain shares while reducing all the basis and giving rise to taxable gain in others. Thus the redeemed holder could have gain even if such holder’s basis in all its shares of the redeemed class exceeded such portion.

The previously proposed Treasury regulations would permit the transfer of basis in the redeemed preferred shares to the redeemed holder’s remaining, unredeemed shares of preferred shares of the same class (if any), but not to any other class of stock held (directly or indirectly) by the redeemed holder. Instead, any unrecovered basis in the redeemed shares of preferred shares would be treated as a deferred loss to be recognized when certain conditions are satisfied. As of March 28, 2019, these proposed regulations were withdrawn. As a result, the treatment governing adjustments to the basis of a U.S. shareholder’s preferred stock with respect to amounts treated as a distribution with respect to preferred shares, but not as a dividend, as well as the treatment of the basis of any unredeemed shares, may be less certain.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual U.S. federal income tax rate currently is 37%. The maximum U.S. federal income tax rate on long-term capital gain applicable to non-corporate taxpayers is 20%. The maximum U.S. federal income tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain would have been treated as ordinary income if the property were “section 1245 property.”

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate U.S. shareholders at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate U.S. shareholders may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate U.S. shareholder may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000 ($1,500 for married individuals filing separate returns). A non-corporate U.S. shareholder may carry forward unused capital losses indefinitely. A corporate U.S. shareholder must pay tax on its net capital gain at U.S. federal corporate income rates. A corporate U.S. shareholder may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Individuals, trusts and estates whose income exceeds certain thresholds will also be subject to an additional 3.8% Medicare tax on gain from the sale of our capital stock. U.S. shareholders are urged to consult their tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our capital stock.

Taxation of Tax-Exempt U.S. Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt shareholders generally should not constitute UBTI. However, if a tax-exempt shareholder were to finance (or be deemed to finance) its acquisition of our capital stock with debt, a portion of the income that such holder receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of the value of our capital stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our capital stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our capital stock in proportion to their actuarial interests in the pension trust; and

•	either: one pension trust owns more than 25% of the value of our capital stock; or

•	a group of pension trusts individually holding more than 10% of the value of our capital stock collectively owns more than 50% of the value of our capital stock.

Tax-exempt U.S. holders are urged to consult their tax advisors regarding the federal, state, local, and foreign tax consequences of acquisition, ownership and disposition our capital stock.

Taxation of Non-U.S. Shareholders

The term “non-U.S. shareholder” means a beneficial owner of our capital stock that is not a U.S. shareholder or a partnership (or entity treated as a partnership for U.S. federal income tax purposes). The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders are complex. This section is only a summary of such rules. We urge non-U.S. shareholders to consult their tax advisors to determine the impact of federal, foreign, state, and local income tax laws on ownership of our shares, including any reporting requirements.

Distributions

A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests, or USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated E&P. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax.

However, if a distribution is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the non-U.S. shareholder maintains a permanent establishment in the United States to which such distribution is attributable), the non-U.S. shareholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distribution, and a non-U.S. shareholder that is a corporation also may be subject to a 30% branch profits tax with respect to that distribution, unless reduced by an applicable tax treaty. We plan to withhold U.S. federal income tax at a 30% rate on the gross amount of any such distribution paid to a non-U.S. shareholder unless either:

•	a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced rate with us,

•	the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income, or

•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

A non-U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated E&P if the excess portion of such distribution does not exceed the adjusted basis of its capital stock. Instead, the excess portion of such distribution will reduce the non-U.S. shareholder’s adjusted basis of that capital stock. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both our current and accumulated E&P and the adjusted basis of the capital stock, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. We must withhold 15% of any distribution that exceeds our current and accumulated E&P. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated E&P, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, by filing a U.S. tax return, a non-U.S. shareholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated E&P.

For any year in which we qualify as a REIT, a non-U.S. shareholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). A USRPI includes certain interests in real property and stock in a domestic corporation if the value of such corporation’s USRPIs is at least 50% of the total value of its USRPIs, interests in real property located outside of the United States, and any other assets used or held for use in a trade or business. Under FIRPTA, subject to the exceptions discussed below for (1) distributions on a class of stock that is regularly traded on an established securities market to a less-than-10% holder of such stock and (2) distributions to

“qualified shareholders” and “qualified foreign pension funds,” a non-U.S. shareholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal U.S. federal capital gains rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A corporate non-U.S. shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Unless the exception described in the next paragraph applies, we must withhold 21% of any distribution attributable to gain from the sale or exchanges by us of USRPIs. A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold.

However, if the applicable class of our shares is regularly traded on an established securities market in the United States, capital gain distributions on such class of shares that are attributable to our sale of a USRPI will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. shareholder did not own more than 10% of the applicable class of our shares at any time during the one-year period preceding the distribution or the non-U.S. shareholder was treated as a “qualified shareholder” and “qualified foreign pension fund.” In such a case, non-U.S. shareholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We believe that our common shares are regularly traded on an established securities market in the United States. If our common shares are not regularly traded on an established securities market in the United States, capital gain distributions that are attributable to our sale of USRPIs will be subject to tax under FIRPTA, as described above. In that case, we must withhold 21% of any distribution attributable to gain from the sale or exchanges by us of USRPIs. A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold.

Moreover, if a non-U.S. shareholder disposes of our common shares during the 30-day period preceding a dividend payment, and such non-U.S. shareholder (or a person related to such non-U.S. shareholder) acquires or enters into a contract or option to acquire our common shares within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. shareholder, then such non-U.S. shareholder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

In addition, distributions to certain publicly traded non-U.S. shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA and will instead be treated as ordinary dividend distributions, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our common stock. Furthermore, distributions to certain “qualified foreign pension funds” (or entities all of the interests of which are held by “qualified foreign pension funds”) are exempt from FIRPTA. Non-U.S. shareholders should consult their tax advisors regarding the application of these rules.

FATCA. Under FATCA a U.S. withholding tax at a 30% rate will be imposed on dividends paid to certain non-U.S. shareholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. shareholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Dispositions

Subject to the discussion below regarding dispositions by “qualified shareholders” and “qualified foreign pension funds,” non-U.S. shareholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our capital stock if we are a USRPHC during a specified testing period. If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a USRPHC. We believe that we are a USRPHC based on our investment strategy. However, even if we are a USRPHC, a non-U.S. shareholder generally would not incur tax under FIRPTA on gain from the sale of our shares if we are a “domestically controlled qualified investment entity.”

A “domestically controlled qualified investment entity” includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by foreign persons (as defined in the Code). We cannot assure you that this test has been or will be met.

If the applicable class of our capital stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to a non-U.S. shareholder’s disposition of such stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. shareholder sells such stock. Under this additional exception, the gain from such a sale by a non-U.S. shareholder will not be subject to tax under FIRPTA if (1) the applicable class of our capital stock is treated as being regularly traded on an established securities market under applicable Treasury regulations and (2) the non-U.S. shareholder owned, actually or constructively, 10% or less of that class of stock at all times during a specified testing period. We believe our common shares are regularly traded on an established securities market.

In addition, a sale of our shares by a “qualified shareholder” or a “qualified foreign pension fund” who holds our shares directly or indirectly (through one or more partnerships) will not be subject to U.S. federal income tax under FIRPTA. However, while a “qualified shareholder” will not be subject to FIRPTA withholding on a sale of our shares, non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor) and hold more than 10% of our stock, either through the “qualified shareholder” or otherwise, will still be subject to FIRPTA withholding.

If the gain on the sale of shares of our capital stock were taxed under FIRPTA, a non-U.S. shareholder would be taxed on that gain in the same manner as U.S. shareholders, subject to any applicable alternative minimum tax. Finally, if we are not a domestically controlled qualified investment entity at the time our capital stock is sold and the non-U.S. shareholder does not qualify for the exemptions described in the preceding paragraph, under FIRPTA the purchaser of shares of our capital stock also may be required to withhold 15% of the purchase price and remit this amount to the IRS on behalf of the selling non-U.S. shareholder.

Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our common shares not otherwise subject to FIRPTA will be taxable to a non-U.S. shareholder if either (a) the investment in our shares is treated as effectively connected with the non-U.S. shareholder’s conduct of a trade or business (and, if required by an applicable income tax treaty, the non-U.S. shareholder maintains a permanent establishment in the United States to which such gain is attributable), in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, except that a non-U.S. shareholder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (b) with respect to individual non-U.S. shareholders, even if not subject to FIRPTA, capital gains recognized from the sale of shares of our capital stock will be taxable to such non-U.S. shareholder if he or she is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual may be subject to a U.S. federal income tax on his or her U.S. source capital gain.

Conversion of Preferred Shares

If our preferred shares do not constitute a USRPI under FIRPTA, the tax consequences to a non-U.S. shareholder of the conversion of our preferred shares into common shares will generally be the same as those described above for a U.S. shareholder. However, if our preferred shares do constitute a USRPI, the conversion of our preferred shares into our common shares may be a taxable exchange for a non-U.S. shareholder. However, even if our preferred shares do constitute a USRPI, provided our common shares also constitute a USRPI, a non-U.S. shareholder generally will not recognize gain or loss upon a conversion of our preferred shares into our common shares so long as certain FIRPTA-related reporting requirements are satisfied. If our preferred shares do constitute a USRPI and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of our preferred shares for our common shares. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. shareholder of the same type (e.g., an individual or a corporation, as the case may be) on the excess, if any, of the fair market value of such non-U.S. shareholder’s common shares received over such non-U.S. shareholder’s adjusted basis in its preferred shares. Collection of such tax will be enforced by a refundable withholding tax at a rate of 15% of the value of the common shares. Non-U.S. shareholders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges shares received on a conversion of our preferred shares for cash or other property.

Redemption of Preferred Shares

For a discussion of the treatment of a redemption of our preferred shares for a non-U.S. shareholder, see “Taxation of Taxable U.S. Shareholders—Redemption of Preferred Shares.”

Information Reporting Requirements and Withholding

We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a U.S. shareholder may be subject to backup withholding (currently at a rate of 24%) with respect to distributions unless the U.S. shareholder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to distributions made by us (or our paying agent, in its capacity as such) to a non-U.S. shareholder provided that the non-U.S. shareholder furnishes the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or meets certain other requirements. Notwithstanding the foregoing, backup withholding may apply if we (or our paying agent, in its capacity as such) has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the United States by a non-U.S. shareholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the United States unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. shareholder of stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. shareholder certifies under penalties of perjury that it is not a United States person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the shareholder’s U.S. federal income tax liability if certain required information is timely furnished to the IRS. Shareholders should consult their tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Other Tax Consequences

Tax Aspects of Our Investments in Our Operating Partnership and Subsidiary Partnerships

The following discussion summarizes certain U.S. federal income tax considerations applicable to our direct or indirect investments in our Operating Partnership and any subsidiary partnerships or limited liability companies that we form or acquire (each individually a “Partnership” and, collectively, the “Partnerships”). The discussion does not cover state or local tax laws or any U.S. federal tax laws other than income tax laws.

Classification as Partnerships. We will include in our income our distributive share of each Partnership’s income and deduct our distributive share of each Partnership’s losses only if such Partnership is classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner for U.S. federal income tax purposes) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:

•	is treated as a partnership under the Treasury Regulations relating to entity classification, or the check-the-box regulations; and

•	is not a “publicly traded partnership.”

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it will generally be treated as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) for U.S. federal income tax purposes. Our Operating Partnership intends to be classified as a partnership for U.S. federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the check-the-box regulations.

A “publicly traded partnership” is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof and is generally taxable as a corporation for U.S. federal income tax purposes. An exception provides, however, that a publicly traded partnership will not be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was a publicly traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest and dividends, or the 90% passive income exception. The limited partnership agreement of our Operating Partnership contains restrictions intended to ensure that the Operating Partnership’s units are not considered to be traded on an established securities market or readily tradable on a secondary market or the substantial equivalent thereof. However, to the extent that such restrictions are ineffective to ensure that the Operating Partnership units are not considered to be traded on an established securities market or readily tradable on a secondary market or the substantial equivalent thereof, our Operating Partnership may qualify for the 90% passive income exception.

We have not requested, and do not intend to request, a ruling from the IRS that our Operating Partnership will be classified as a partnership for U.S. federal income tax purposes. If for any reason our Operating Partnership were taxable as a corporation, rather than as a partnership, for U.S. federal income tax purposes, we likely would not be able to maintain qualification as a REIT unless we qualified for certain relief provisions. See “—Gross Income Tests” and “—Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and their Partners

Partners, Not the Partnerships, Subject to Tax. A partnership is generally not a taxable entity for U.S. federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership. However, as discussed below, the tax liability for adjustments to a partnership’s tax returns made as a result of an audit by the IRS will be imposed on the partnership itself in certain circumstances absent an election to the contrary.

Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the U.S. federal income tax laws governing partnership allocations.

Tax Allocations with Respect to Partnership Properties. Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution pursuant to the rules set forth in Section 704(c) of the Code (the “704(c) allocations”). The amount of the unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference. A book-tax difference generally is decreased on an annual basis as a result of depreciation deductions to the contributing partner for book purposes but not for tax purposes. The 704(c) allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. In the future, our Operating Partnership may acquire property that may have a built-in gain or a built-in loss in exchange for Operating Partnership units. Our Operating Partnership will have a carryover, rather than a fair market value, adjusted tax basis in such contributed assets equal to the adjusted tax basis of the contributors in such assets, resulting in a book-tax difference. As a result of that book-tax difference, we will have a lower adjusted tax basis with respect to that portion of our Operating Partnership’s assets than we would have with respect to assets having a tax basis equal to fair market value at the time of acquisition. This could result in lower depreciation deductions with respect to the portion of our Operating Partnership’s assets attributable to such contributions.

The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of our Operating Partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which may adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends.

Sale of a Partnership’s Property

Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under the 704(c) allocations, any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their Built-in Gain or Built-in Loss on those properties for U.S. federal income tax purposes. The partners’ Built-in Gain or Built-in Loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution as reduced for any decrease in the “book-tax difference.” See “—Income Taxation of the Partnerships and their Partners—Tax Allocations with Respect to Partnership Properties.” Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “—Gross Income Tests.” We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.

Partnership Audit Rules

Under the rules applicable to U.S. federal income tax audits of partnerships, any audit adjustment to items of income, gain, loss, deduction or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest or penalties attributable thereto are assessed and collected, at the partnership level. The partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of “partnership-related items” on audit (the “imputed adjustment amount”), regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment (and thus potentially causing the partners at the time of the audit adjustment to bear taxes attributable to former partners). The rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed against the affected partners (often referred to as a “push-out election”), subject to a higher rate of interest than otherwise would apply. These partnership audit rules could increase the U.S. federal income tax, interest, and/or penalties otherwise borne by us in the event of a U.S. federal income tax audit of any of the Partnerships.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Prospective shareholders are urged to consult with their tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our securities.

State, Local and Foreign Taxes

We and/or our securityholders may be subject to taxation by various states, localities or foreign jurisdictions, including those in which we or a securityholder transacts business, owns property or resides. We may own properties located in numerous jurisdictions and may be required to file tax returns in some or all of those jurisdictions. The state, local and foreign tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, you should consult your tax advisor regarding the effect of state, local and foreign income and other tax laws upon an investment in our securities.

PLAN OF DISTRIBUTION

We or any selling securityholder may offer and sell the debt securities, guarantees, preferred shares, common shares or warrants in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

Each time we sell securities, we will provide a prospectus supplement that will name the issuer of the securities and any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold by us or any selling securityholder from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales by us or any selling securityholder may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•

in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	“at the market” into an existing market for the common stock;

•	through the writing of options; or

•	through other types of transactions.

Any selling securityholder will act independently of us in making decisions with respect to the timing, manner and size of each of its sales of securities covered by this prospectus.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date.

Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with and perform services for us, the Operating Partnership, TRS Holdings or other affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Certain legal matters may be passed upon for us by Jones Day and with regard to matters of North Carolina law by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., or by other counsel named in a prospectus supplement. Certain tax matters may be passed upon for us by Vinson & Elkins L.L.P., or by other counsel named in a prospectus supplement.

EXPERTS

Rayonier Inc. and Rayonier, L.P.

The consolidated financial statements of Rayonier Inc. and Rayonier, L.P. (the “Companies”) for the three years ended December 31, 2024, appearing in the Companies’ Current Report on Form 8-K and the effectiveness of Rayonier Inc.’s internal control over financial reporting as of December 31, 2024 included in its Form 10-K, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PotlatchDeltic

The consolidated financial statements of PotlatchDeltic Corporation and subsidiaries as of December 31, 2024, and for each of the years in the three-year period ended December 31, 2024, have been incorporated by reference from the Rayonier Inc. Current Report on Form 8-K dated December 10, 2025, incorporated by reference herein, in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference therein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

RAYONIER INC.

DEBT SECURITIES

GUARANTEES

COMMON SHARES

SUBSCRIPTION RIGHTS

PREFERRED SHARES

WARRANTS

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

RAYONIER, L.P.

DEBT SECURITIES

GUARANTEES

WARRANTS

RAYONIER TRS HOLDINGS INC.

DEBT SECURITIES

GUARANTEES

WARRANTS

PROSPECTUS

December 10, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses payable by us in connection with the issuance and distribution of the securities covered by this registration statement, other than underwriting discounts and commissions.

Amount to be Paid
SEC Registration Fee	*
Printing Expenses	**
Legal Fees and Expenses	**
Accountants’ Fees and Expenses	**
Rating Agency Fees	**
Fees and Expenses of Trustee and Counsel	**
Miscellaneous Costs	**

Total	**

*

In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement and is therefore not currently determinable.

**

These fees are calculated based on the securities to be offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth these estimated expenses payable in respect of any offering.

Item 15.	Indemnification of Directors and Officers.

Rayonier

Sections 55-8-50 through 55-8-58 of the NCBCA contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the NCBCA provides that (1) a corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in his or her defense of any proceeding to which he or she was a party because of his or her status as such against reasonable expenses incurred by him or her in connection with the proceeding, except to the extent limited or eliminated in the corporation’s articles of incorporation, and (2) a corporation may, but is not required to, indemnify a director or officer if he or she is not wholly successful in such defense, if it is determined that the director or officer meets certain standards of conduct, provided, however, when a director or officer is adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or is adjudged liable on the basis that personal benefit was improperly received by him or her in connection with any other proceeding, the corporation may not indemnify him or her. A director or officer of a corporation who is a party to a proceeding may also apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification in certain circumstances set forth in the statute. A corporation may, in its articles of incorporation or bylaws or by contract or resolution, provide indemnification in addition to that provided by statute, subject to certain conditions.

Additionally, Section 55-8-57 of the NCBCA authorizes a corporation to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such a person, whether or not the corporation is otherwise authorized by the NCBCA to indemnify that person.

Rayonier’s Amended and Restated Articles of Incorporation obligate Rayonier, to the fullest extent permitted from time to time by law, to indemnify its directors and officers against all liabilities and expenses (including reasonable attorney’s fees) incurred in connection with any suit or proceeding, including a derivative suit, arising out of their status as such or their activities in their capacity as directors or officers, unless the actions taken by the person to be indemnified were at the time taken known or believed by him or her to be clearly in conflict with the best interests of Rayonier. This right to indemnification includes the right of a director or officer to be paid expenses in advance of the final disposition of any proceeding upon receipt of an undertaking to repay such amount. Rayonier’s Amended and Restated Articles of Incorporation also provide that, to the full extent from time to time permitted by law, a director shall not be personally liable for monetary damages for breach of any duty as a director.

Reference is made to Article VI and Article VII of Rayonier’s Amended and Restated Articles of Incorporation included or incorporated by reference as an exhibit to this registration statement.

Rayonier has in effect insurance policies indemnifying its directors and officers and those of its subsidiaries against civil liabilities of such directors and officers.

In addition, Rayonier has indemnification agreements in effect between it and each of its directors and officers.

Any underwriters, dealers or agents who execute any of the underwriting agreements referred to in Exhibits 1.1 and 1.2 to this registration statement will agree to indemnify Rayonier’s directors and its officers who signed the registration statement against certain liabilities which might arise under the Securities Act with regard to information furnished to Rayonier by or on behalf of any such indemnifying party.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Rayonier pursuant to the foregoing provisions, Rayonier has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The foregoing is only a general summary of certain aspects of North Carolina law, Rayonier’s Amended and Restated Articles of Incorporation, and the Bylaws that deal with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of NCBCA, Rayonier’s Amended and Restated Articles of Incorporation, and the Bylaws.

Rayonier Operating Company LLC

Rayonier Operating Company LLC, which we refer to in this section as Rayonier Operating Company, is a limited liability company organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to the standards and restrictions, if any, as are described in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreement of Rayonier Operating Company obligates the company, to the fullest extent permitted by law, to indemnify its members and officers against all liabilities and expenses (including reasonable attorney’s fees) incurred in connection with any suit or proceeding. This right to indemnification includes the right of a member or officer to be paid expenses in advance of the final disposition of any proceeding upon receipt of an undertaking to repay such amount.

Additionally, the Board of Directors of Rayonier has by resolution determined that all persons serving on behalf of Rayonier Operating Company at the request of Rayonier are entitled to the benefit of Rayonier’s indemnification obligations under Article VI of Rayonier’s Amended and Restated Articles of Incorporation. Rayonier also has in effect insurance policies indemnifying the member and officers of Rayonier Operating Company against civil liabilities of such directors and officers.

Any underwriters, dealers or agents who execute any of the underwriting agreements referred to in Exhibits 1.1 and 1.2 to this registration statement will agree to indemnify Rayonier Operating Company’s sole member and its officers who signed the registration statement against certain liabilities which might arise under the Securities Act with regard to information furnished to it by or on behalf of any such indemnifying party.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to members, officers or persons controlling Rayonier Operating Company pursuant to the foregoing provisions, Rayonier Operating Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

TRS Holdings

TRS Holdings is a corporation organized under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The bylaws of TRS Holdings obligate the corporation, to the maximum extent permitted by Delaware law, to indemnify its directors and officers against all liabilities and expenses (including reasonable attorney’s fees) incurred in connection with any suit or proceeding. This right to indemnification includes the right of a director or officer to be paid expenses in advance of the final disposition of any proceeding upon receipt of an undertaking to repay such amount.

The certificate of incorporation of TRS Holdings also provides that, to the full extent permitted by law, a director shall not be personally liable for monetary damages for breach of any duty as a director.

Additionally, the Board of Directors of Rayonier has by resolution determined that all persons serving on behalf of TRS Holdings at the request of Rayonier are entitled to the benefit of Rayonier’s indemnification obligations under Article VI of Rayonier’s Amended and Restated Articles of Incorporation. Rayonier also has in effect insurance policies indemnifying the directors and officers of each of the Delaware Corporations against civil liabilities of such directors and officers.

Any underwriters, dealers or agents who execute any of the underwriting agreements referred to in Exhibits 1.1 and 1.2 to this registration statement will agree to indemnify TRS Holdings’ directors and its officers who signed the registration statement against certain liabilities which might arise under the Securities Act with regard to information furnished to it by or on behalf of any such indemnifying party.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling TRS Holdings pursuant to the foregoing provisions, TRS Holdings has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Operating Partnership

The Limited Partnership Agreement provides that the Operating Partnership shall, to the maximum extent permitted by applicable law in effect from time to time, indemnify, and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any person made a party to a proceeding by reason of its status as (a) the general partner or any successor thereto or (b) an officer or director or controlling person, as applicable, of the Operating Partnership, the general partner or a subsidiary thereof (including by reason of being named a person who is about to become a director) and (ii) such other persons (including affiliates of the general partner or the partnership) as the general partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion; provided, however, that the Operating Partnership shall not indemnify such persons (1) for material acts or omissions that were committed in bad faith or were the result of active and deliberate dishonesty, (2) for any transaction for which such persons received an improper personal benefit in money, property or services in violation or breach of any provision of the Limited Partnership Agreement, or (3) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful.

The Board of Directors of Rayonier has by resolution determined that all persons serving on behalf of the Operating Partnership at the request of Rayonier are entitled to the benefit of Rayonier’s indemnification obligations under Article VI of Rayonier’s Amended and Restated Articles of Incorporation. Rayonier also has in effect insurance policies indemnifying the general partner and officers of the Operating Partnership against civil liabilities of such directors and officers.

Any underwriters, dealers or agents who execute any of the underwriting agreements referred to in Exhibits 1.1 and 1.2 to this registration statement will agree to indemnify the Operating Partnership’s general partner and its officers who signed the registration statement against certain liabilities which might arise under the Securities Act with regard to information furnished to the Operating Partnership by or on behalf of any such indemnifying party.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Operating Partnership pursuant to the foregoing provisions, the Operating Partnership has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement—Debt Securities

1.2*	Form of Underwriting Agreement—Equity Securities

4.1*	Form of Senior Debt Security

4.2*	Form of Subordinated Debt Security

Exhibit Number	Description

4.3*	Specimen of Common Share Certificate of Rayonier Inc.

4.4*	Form of Preferred Share Certificate for Rayonier Inc.

4.5*	Form of Warrant Agreement (including form of Warrant)

4.6	Form of Senior Indenture—Rayonier Inc. (incorporated by reference to Exhibit 4.6 to the registrants’ September 10, 2020 Registration Statement on Form S-3).

4.7	Form of Subordinated Indenture—Rayonier Inc. (incorporated by reference to Exhibit 4.7 to the registrants’ September 10, 2020 Registration Statement on Form S-3).

4.8	Senior Debt Indenture, dated as of September 9, 2020, by and among Rayonier, L.P., Rayonier Inc., the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.8 to the registrants’ September 10, 2020 Registration Statement on Form S-3).

4.9	First Supplemental Indenture relating to the 2.750% Senior Notes due 2031, dated May 17, 2021, among Rayonier, L.P., as issuer, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the registrants’ May 17, 2021 Form 8-K).

4.10	Form of Subordinated Indenture—Rayonier, L.P. (incorporated by reference to Exhibit 4.9 to the registrants’ September 10, 2020 Registration Statement on Form S-3).

4.11	Form of Senior Indenture—Rayonier TRS Holdings Inc. (incorporated by reference to Exhibit 4.10 to the registrants’ September 10, 2020 Registration Statement on Form S-3).

4.12	Form of Subordinated Indenture—Rayonier TRS Holdings Inc. (incorporated by reference to Exhibit 4.11 to the registrants’ September 10, 2020 Registration Statement on Form S-3).

4.13*	Form of Rights Certificate

4.14*	Form of Purchase Rights Agreement

4.15*	Form of Stock Purchase Contract

4.16*	Form of Stock Purchase Unit

5.1	Opinion of Jones Day

5.2	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Ernst & Young LLP (in respect of Rayonier Inc. and Rayonier, L.P.)

23.2	Consent of KPMG LLP (in respect of PotlatchDeltic Corporation)

23.3	Consent of Jones Day (included in Exhibit 5.1)

23.4	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included in Exhibit 5.2)

23.5	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1)

24.1	Power of Attorney for Rayonier Inc. (included on signature page)

24.2	Power of Attorney for Rayonier, L.P. (included on signature page)

24.3	Power of Attorney for Rayonier Operating Company LLC (included on signature page)

24.4	Power of Attorney for Rayonier TRS Holdings Inc. (included on signature page)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 regarding Rayonier, L.P.’s Senior Debt Indenture filed as Exhibit 4.8

Exhibit Number	Description

25.2**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 regarding other applicable indentures

107	Filing Fee Table

*

To be filed, if necessary, either as an exhibit to a document to be incorporated by reference herein or by a post-effective amendment to this registration statement in connection with a specific offering of securities.

**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17.	Undertakings.

The undersigned Registrants hereby undertake:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a)

of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or the prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e) That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer to sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to such undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(f) That, for purposes of determining any liability under the Securities Act, each filing of such Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein by such Registrant, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, each undersigned Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(h) Each undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wildlight, State of Florida, December 10, 2025.

RAYONIER INC.

By:	/s/ Mark McHugh
Mark McHugh
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Mark R. Bridwell and Sarah E. Miles, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark McHugh Mark McHugh (Principal Executive Officer)	President and Chief Executive Officer and Director	December 10, 2025

/s/ April J. Tice April J. Tice (Principal Financial and Accounting Officer)	Senior Vice President and Chief Financial Officer	December 10, 2025

/s/ Scott R. Jones Scott R. Jones	Chairman of the Board	December 10, 2025

/s/ Keith E. Bass Keith E. Bass	Director	December 10, 2025

/s/ Ann C. Nelson Ann C. Nelson	Director	December 10, 2025

/s/ V. Larkin Martin V. Larkin Martin	Director	December 10, 2025

Signature	Title	Date

/s/ Meridee A. Moore Meridee A. Moore	Director	December 10, 2025

/s/ Matthew J. Rivers Matthew J. Rivers	Director	December 10, 2025

/s/ Andrew G. Wiltshire Andrew G. Wiltshire	Director	December 10, 2025

/s/ Gregg A. Gonsalves Gregg A. Gonsalves	Director	December 10, 2025

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wildlight, State of Florida, on December 10, 2025.

RAYONIER, L.P.

By:	/s/ Mark McHugh
Mark McHugh
President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Mark R. Bridwell and Sarah E. Miles, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark McHugh Mark McHugh (Principal Executive Officer)	President	December 10, 2025

/s/ April J. Tice April J. Tice (Principal Financial and Accounting Officer)	Senior Vice President	December 10, 2025

Rayonier Inc.		General Partner

By:	/s/ Mark McHugh Mark McHugh President and Chief Executive Officer	December 10, 2025

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wildlight, State of Florida, on December 10, 2025.

RAYONIER TRS HOLDINGS INC.

By:	/s/ Mark McHugh
Mark McHugh
President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Mark R. Bridwell and Sarah E. Miles, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark McHugh Mark McHugh (Principal Executive Officer)	President and Director	December 10, 2025

/s/ April J. Tice April J. Tice (Principal Financial and Accounting Officer)	Senior Vice President, Chief Financial Officer and Director	December 10, 2025

/s/ Mark R. Bridwell Mark R. Bridwell	Senior Vice President, General Counsel and Corporate Secretary and Director	December 10, 2025

/s/ Douglas M. Long Douglas M. Long	Senior Vice President and Director	December 10, 2025

/s/ Christopher T. Corr Christopher T. Corr	Senior Vice President and Director	December 10, 2025

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wildlight, State of Florida, on December 10, 2025.

RAYONIER OPERATING COMPANY LLC

By:	/s/ Mark McHugh
Mark McHugh
President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Mark R. Bridwell and Sarah E. Miles, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark McHugh Mark McHugh (Principal Executive Officer)	President	December 10, 2025

/s/ April J. Tice April J. Tice (Principal Financial and Accounting Officer)	Senior Vice President	December 10, 2025

Rayonier, L.P. By: Rayonier Inc., its General Partner		Sole Member

By:	/s/ Mark McHugh Mark McHugh President and Chief Executive Officer	December 10, 2025